  [***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
  Confidential treatment has been requested with respect to the omitted information

CANCER RESEARCH UK

and

CANCER RESEARCH TECHNOLOGY LIMITED

and

MONOPAR THERAPEUTICS LLC

CLINICAL TRIAL AND OPTION AGREEMENT
(CTOA)

TABLE OF CONTENTS

1	DEFINITIONS AND INTERPRETATION	4
2	CONDITIONS PRECEDENT	12
3	CONDUCT OF THE CLINICAL TRIAL AND SPONSORSHIP	12
4	COMPANY’S OBLIGATIONS	14
5	CONFIDENTIALITY/PUBLICATION	16
6	INTELLECTUAL PROPERTY RIGHTS	19
7	OPTION	20
8	WARRANTIES AND LIMITS OF LIABILITY	21
9	INDEMNITIES	22
10	ASSIGNMENT	24
11	TERM AND TERMINATION	24
12	CONSEQUENCES OF TERMINATION	25
13	DISPUTE RESOLUTION	26
14	NOTICES	27
15	WAIVER	28
16	FORCE MAJEURE	28
17.	INSOLVENCY	28
18	SEVERABILITY	28
19	ENTIRE AGREEMENT	29
20	AMENDMENT	29
21	PUBLIC ANNOUNCEMENTS	29
22	PAYMENTS	30
23	DATA PROTECTION	30
24	THIRD PARTY RIGHTS	30
25.	EXECUTION	30

Schedule 1	Company Patent Rights
Schedule 2	Report Synopsis Headings
Schedule 3	Licence from CRT to Company
Schedule 4	No Fault Compensation Scheme
Schedule 5	Assignment and Licence from Company to CRT
Schedule 6	Protocol
Schedule 7	Company Materials
Schedule 8	Back-Up Antibodies
Schedule 9	XOMA Licence
Schedule 10	Progress Reports
Schedule 11	Clinical Protocol Summary
Schedule 12	Escrow Agreement
Schedule 13	Technical Agreement

THIS AGREEMENT is made the 15th day of May 2015

BETWEEN:

CANCER RESEARCH UK a company limited by guarantee registered under number 4325234 and a charity registered under number 1089464 of Angel Building, 407 St. John Street, London, EC1V 4AD, England (the “Charity”);

CANCER RESEARCH TECHNOLOGY LIMITED a company registered in England and Wales with number 1626049 and registered office at Angel Building, 407 St. John Street, London, EC1V 4AD, England (“CRT”); and

MONOPAR THERAPEUTICS LLC, a limited liability company registered in/incorporated in/ established under the laws of The State of Delaware, U.S.A., with registered office/principal place of business at 598 Rockefeller Road, Lake Forest, Illinois, U.S.A., 60045 (the “Company”).

WHEREAS:

(A)
The Company has the right to conduct research and clinical testing on the Antibody (as defined below). At this time, the Company does not intend to undertake any further development of the Antibody.

(B)
The Charity's charitable objects are to protect and promote the health of the public in particular by research into the nature, causes, diagnosis, prevention, treatment and cure of cancer, including development of findings of research into practical applications.

(C)
The Charity has expertise in the clinical evaluation of novel anti-cancer agents and considers that the Antibody has the potential to be a valuable drug that could be applied for the treatment of cancer. Accordingly, the Charity is interested in undertaking the development of the Antibody at its own cost. As the development is to be undertaken in pursuance of the Charity's charitable objects, the Charity will have the right to publish the results of such development work.

(D)
On completion of the Charity’s development work, the Company will have the option to take a licence to the results thereof with a view to the Company developing the drug further. If the Company does not wish to take a licence to such results, then CRT shall have the right to an assignment of rights owned by the Company and a licence to the rights licensed to the Company, in both cases in and to the Antibody, to enable CRT to find an alternative partner to develop the Antibody further.

(E)
CRT is a wholly owned subsidiary of the Charity and is, by arrangement with the Charity, responsible for the management, exploitation and commercialisation of intellectual property generated by the Charity or using funding from the Charity and the Charity has assigned and will assign such intellectual property to CRT for such purpose. CRT remits all its taxable profits to the Charity.

(F)
The Company, CRT and the Charity have therefore agreed to enter into this Agreement to enable the Charity to undertake the development of the Antibody subject to the following terms and conditions:

  [***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
  Confidential treatment has been requested with respect to the omitted information.

NOW IT IS HEREBY AGREED as follows:

1.
DEFINITIONS AND INTERPRETATION

1.1
In this Agreement the words and phrases set out below shall, unless the context requires otherwise, have the corresponding meaning attributed to them below. In addition, any words and phrases in this Agreement which are not defined below, but which are defined in the CTD, shall have the meaning attributed to them in the CTD.

“Additional Studies”
means any biomarker, manufacturing, purity, toxicology, imaging or combination studies, or any other exploratory or pre-clinical in vitro or in vivo studies commenced after the Commencement Date and associated with any part of the Antibody, or carried out in support of the clinical trial conducted pursuant to this Agreement, where such studies are performed by or on behalf of the Charity (as the same may be amended from time to time by the Charity).

“Additional Results”	means all Know-How, data, information and results Controlled by the Charity or CRT and arising from the Additional Studies.
“Affiliate”
means an entity that, whether now or in the future, Controls, is Controlled by or is under common Control with a Party. For the purpose of this definition only, “Control” means the possession (directly or indirectly) of fifty per cent or more of the voting stock or other equity interest of a subject entity with the power to vote, or the power in fact to control the management decisions of such entity through the ownership of securities or by contract or otherwise and “Controls” and “Controlled by” shall be construed accordingly.

“Antibody”	means the humanised anti-uPAR monocolonal antibody known as HuATN-658 and/or any monoclonal antibody derived directly or indirectly from the Cell Line, including any fragment or conjugated antibody.
“this Agreement”	means this agreement and each of the Schedules to it as amended from time to time in accordance with Clause 20.
“Back-Up Antibodies”
means any and all antibodies, other than the anti-uPAR monocolonal antibody known as HuATN-658, that have been or are discovered, generated or developed by or on behalf of the Company or any of its Affiliates in the course of the [***] including, but not limited to, the compounds identified in Schedule 8.

“Case Report Forms”	means a record of the data and other information gathered on each Clinical Trial Subject pursuant to the Protocol.
“Cell line”	means [***].
“Charity’s Standard Operating Procedures”
means the documents in use by the Centre for Drug Development of the Charity from time to time that are designated as standard operating procedures and which describe the procedures that must be followed to complete various tasks.

“Chief Investigator”	means the person who will lead and co-ordinate the work of the Clinical Trial overall where the Clinical Trial is to be carried out at more than one site.
“Clinical Trial”	means the Phase I clinical trial described in the Protocol to be conducted under the Sponsorship of the Charity and any Additional Studies.
“Clinical Trial Database Lock Date”
means the date when the clinical research database relating to the Clinical Trial is locked (after the Clinical Trial Results have been cleaned but excluding any Long Term Survival Data) in accordance with the Charity’s Standard Operating Procedures.

“Clinical Trial Legislation”
means all laws and regulations from time to time in force applicable to the performance of the Clinical Trial, including the CTD, the Human Rights Act 1998, the Data Protection Act 1998, the Medicines Act 1968, the Medicines for Human Use (Clinical Trials) Regulations 2004, and the Human Tissue Act 2004.

“Clinical Trial LPFV Date”	means the date when the final Clinical Trial Subject in the Clinical Trial attends their first study visit. The Clinical Trial LPFV Date may be further defined in the Protocol.
“Clinical Trial Results”
means all Know-How, data, information, results and improvements Controlled by the Charity or CRT and arising from the Clinical Trial, including the contents of each Progress Report, the Final Report, Case Report Forms and associated Data Listings and any other updates that may be agreed by the Parties from time to time.

“Clinical Trial Subject”	means any person who is enrolled in the Clinical Trial either as a recipient or planned recipient of the Investigational Medicinal Product or as a control.
“Commencement Date”	means the date on which the Conditions Precedent have been satisfied.
“Company GMP Materials”	means those Company Materials listed in Part 2 of Schedule 7.
“Company Intellectual Property”	means the Company Patent Rights, and all rights in the Company Know-How, the Investigational Medicinal Product and the Company Materials.
“Company Know-How”
means such Know-How in the Company’s Control relating to the Antibody and/or Investigational Medicinal Product (and any constituents thereof), including: (i) any safety and toxicological data; (ii) information relating to the manufacturing/production; (iii) information relating to quality; (iv) information relating to safe and proper handling, storage and use; (v) any other data which is relevant to the efficient performance of the Clinical Trial and/or would make the Investigational Medicinal Product in any way easier to make; and (vi) any other data that would make the Antibody more useful, more valuable or in any way improve its prospects for development or commercialisation.

“Company Materials”	means the Cell Line and Materials identified in Schedule 7 that are to be provided by the Company to the Charity pursuant to this Agreement.
“Company Patent Rights”
means (i) those Patent Rights listed in Schedule 1; (ii) those Patent Rights owned by or licensed to the Company which would be infringed by the unauthorised manufacture, use or sale in, or importation into, the relevant country of the Antibody, Back-Up Antibodies and/or Investigational Medicinal Product; and (iii) all Patent Rights deriving priority from (i) and (ii).

“Conditions Precedent”	have the meaning given to them in Clause 2.1.
“Confidential Information”
means all information designated as confidential by any Party in writing together with all other information which relates to the business, affairs, technology, products, developments, trade secrets, Know-How, personnel, customers, agents, distributors and suppliers of any Party or information which may reasonably be regarded as the confidential information of the Disclosing Party. Subject to the terms of any licence agreement entered into in relation to them, the Clinical Trial Results shall be the Confidential Information of the Charity and CRT.

“Control”
means, with respect to Intellectual Property Rights, possession of the ability (whether through ownership or licence, other than a licence granted under this Agreement) to access and provide the Know-How and Material or grant the licences or sublicences or make the assignments as provided herein without violating the terms of any agreement or other arrangement with any third party.

“Contributors”
means the Chief Investigator, the Principal Investigator(s), the Sub-Investigators, the Experts, the NHS Trust(s) involved in the Clinical Trial, any sub-contractor of the Charity and/or any academic or not-for-profit entity involved in the Clinical Trial.

“Costs”
means all actual prepaid and committed costs and expenses incurred from time to time in connection with the Clinical Trial, including, for the avoidance of doubt, the internal personnel costs of the Charity and the Charity’s Biotherapeutics Development Unit (BDU) and Formulation Unit.

“CTD”	means the European Clinical Trials Directive (Directive 2001/20/EC) and national legislation implementing such Directive, as the same may be amended from time to time.
“Data Listings”	means the computer generated data listings produced by the Charity detailing all anonymised patient data collected under the Clinical Trial other than the Long Term Survival Data.

“Declaration of Helsinki”	means the 2008 version of the Helsinki Declaration of the World Medical Association.
“Disclosing Party”	has the meaning specified in Clause 5.1.
“Escrow Account”	means an investment account established by the Company with the Escrow Agent under the provisions of the Escrow Agreement.
“Escrow Agent”
means Fifth Third Bank, a United States banking corporation with registered address at Fifth Third Square, 38 Fountain Square Plaza, Cincinnati, OH, 45263, or any other substantially comparable United States banking corporation selected by mutual agreement of the Parties.

“Escrow Agreement”
means a written agreement between the Parties and the Escrow Agent in substantially the form attached as Schedule 12, and under which the Company is obliged to cause the Escrow Agent to open the Escrow Account, and deposit the Escrow Amount in the Escrow Account, before the Long Stop Date.

“Escrow Amount”	means a sum of of eight hundred thousand US dollars (US $800,000).
“Ethics Committee”	has the meaning given to it in the CTD.
“Exclusive Results”
means those Clinical Trial Results and the Intellectual Property Rights therein that directly relate to and only to the IMP. Exclusive Results shall not include any assay methodology, formulation-related results or biomarker results which do not directly relate to and only to the Investigational Medicinal Product.

“Exercise Notice”	has the meaning specified in Clause 7.1.
“Expert”	means any member of the Charity’s expert committees or any other person not being an employee of the Charity whom the Charity may engage from time to time to advise the Charity on the Clinical Trial.
“Final Report”	means a Report Synopsis, unless, pursuant to Clause 3.10, a Full Clinical Study Report is prepared by the Charity instead of a Report Synopsis.
“Financial Year”	means the period commencing on January 1 and ending on December 31.
“Full Clinical Study Report”
means a full clinical study report in relation to the Clinical Trial written by or on behalf of the Charity in accordance with the Charity’s Standard Operating Procedures and which meets the standards of the ICH Guidelines for Structure and Content of Clinical Study reports as per ICH Topic E3 dated July 1996 except that Long Term Survival Data will not be included in the report.

“Full CS Report Fee”	has the meaning given to it in Clause 3.10.

“Good Manufacturing Practice”
means the principles and guidelines of good manufacturing practice in respect of medicinal products for human use and investigational medicinal products for human use as defined in: (i) the CTD; (ii) European Community Directive 2003/94/EC; (iii) European Community Directive 2005/28/EC; (iv) Eudralex Volume 4: ‘EU Guidelines to Good Manufacturing Practice, Medicinal Products for Human and Veterinary Use, Part II Basic Requirements for Active Substances used as Starting Materials’, ICHQ7a Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients and ‘EU Guidelines to Good Manufacturing Practice Medicinal Products for Human and Veterinary Use, Annex 13: Investigational Medicinal Products’; and (v) any national legislation implementing the aforementioned Directives and any relevant guidance relating thereto.

“ICH GCP”
means the latest version from time to time of the International Conference on Harmonisation (ICH) Tripartite Guidelines, Good Clinical Practice (CPMP/ICH/135/95) together with such other good clinical practice requirements as are specified in the CTD and in Commission Directive 2005/28/EC and in any other regulations relating to medicinal products for human use and in any guidance published by the European Commission pursuant to such Directives or regulations.

“Independent Opinion”
means the opinion of an independent expert in the field of valuation of intellectual property in a similar field to the Company Intellectual Property, appointed by agreement between the Parties or in default of such agreement within twenty one (21) days of a Party seeking in writing to the others to appoint such expert, by the President for the time being of the Association of the British Pharmaceutical Industry (ABPI) in England and Wales, referred to at Clause 13.1.

“Intellectual Property Rights”
means all Patent Rights, Know-How, copyright, database rights, design rights, moral rights, rights in trade names, logos and trade and service marks, domain names, rights in Materials and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of them which may subsist anywhere in the world, whether or not any of them are registered, including any application for registration of any of them.

“Investigational Medicinal Product” or “IMP”	means the pharmaceutical formulation of the Antibody suitable for use in the Clinical Trial.
“Investigational Medicinalor Product Dossier” or “IMPD”
means a dossier relating to the Investigational Medicinal Product which accompanies a request for clinical trial authorisation to conduct the Clinical Trial from a Regulatory Authority. The Investigational Medicinal Product Dossier shall include a specification of the IMP.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

“Know-How”
means all technical and other information which is not in the public domain, including information comprising or relating to concepts, discoveries, data, designs, formulae, ideas, inventions, methods, models, designs for experiments and tests and results of experimentation and testing, processes, specifications and techniques, laboratory records, clinical data, reports, manufacturing data and information contained in submissions to Regulatory Authorities.

“Licence”
means a licence to the Clinical Trial Results and any Intellectual Property Rights therein in the form attached at Schedule 3. Such licence shall be exclusive in respect of the Exclusive Results, and non-exclusive in relation to the Non-Exclusive Results.

“Long Stop Date”	has the meaning given to it in Clause 2.2.
“Long Term Survival Data”	means any ongoing survival data for Clinical Trial Subjects that the Charity collects after the completion of the interventional component of the Clinical Trial.
“Losses”	means losses, damages, costs and expenses (including reasonable legal costs and expenses), in each case directly incurred by a Party.
“Materials”
means any chemical or biological substances including any: organic or inorganic element or compound; nucleotide or nucleotide sequence including DNA and RNA sequences gene; vector or construct including plasmids, phages, bacterial vectors, bacteriophages and viruses; host organism including bacteria, fungi, algae, protozoa and hybridomas; eukaryotic or prokaryotic cell line or expression system or any development strain or product of that cell line or expression systems; protein including any peptide or amino acid sequence, enzyme, antibody or protein conferring targeting properties and any fragment of a protein or a peptide enzyme or antibody; drug or pro-drug; assay or reagent; any plasma or tissue; or any other genetic or biological material or micro-organism or any transgenic animal.

“Non-Exclusive Results”	means those Clinical Trial Results that are not Exclusive Results (and all Intellectual Property Rights therein), including all assay methodology, formulation-related results or biomarker results.
“Option”	has the meaning specified in Clause 7.1.
“Option Fee”	means the sum of [***] less the amount of any Full CS Report Fee actually paid by the Company to CRT under Clause 3.10 and excluding VAT or other applicable sales tax.
“Option Period”	has the meaning specified in Clause 7.1.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

“Party”	means any party to this Agreement and “Parties” means all of them.
“Patent Rights”
means any patent applications, patents, author certificates, inventor certificates, utility models, and all foreign counterparts of them and includes all divisionals, renewals, continuations, continuations-in-part, extensions, reissues, substitutions, confirmations, registrations, revalidations and additions of or to them, as well as any Supplementary Protection Certificate, or any like form of protection (including any pediatric, orphan drug or other exclusivity granted by a Regulatory Authority beyond the expiry of the original patent expiration date).

“Principal Investigator”	means the person who will lead and co-ordinate the work of the Clinical Trial at a particular Clinical Trial site.
“Progress Report”
means a report on the status of the Clinical Trial in the format set out in Schedule 10, or in such other format as is the Charity’s standard practice at the relevant time in respect of a clinical trial at the same stage, and of the same scope, as the Clinical Trial.

“Protocol”	means the clinical trial protocol to be prepared by the Charity and the Chief Investigator as may be amended from time to time by the Charity in accordance with Clause 3.6.
“Recipient Party”	has the meaning specified in Clause 5.2.
“Regulatory Authority”
means any local, national or supra-national agency, authority, department, inspectorate, minister, ministry official or public or statutory person (whether autonomous or not) or any government of any country as shall have jurisdiction over the Clinical Trial or any part of it or over any activity of the Parties in connection with the Clinical Trial. Regulatory Authority includes, but is not limited to, the United Kingdom Medicines and Healthcare products Regulatory Agency (MHRA), the United States Food and Drug Administration (FDA) and the European Medicines Agency (EMEA).

“Report Synopsis”
a summary of the results of the Clinical Trial written by or on behalf of the Charity in accordance with the Charity’s Standard Operating Procedures in a form substantially similar to the format set out in Schedule 2 and the format of the clinical study synopsis set out in Annex I of ICH Topic E3 of the ICH Guidelines for Structure and Content of Clinical Study reports dated July 1996. The Report Synopsis shall not include or contain any additional documents or any appendices, exhibits or annexes nor shall it include or contain any Data Listings, Case Report Forms or any raw data comprised within the Clinical Trial Results or cover any Long Term Survival Data.

“uPAR”	means [***].

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

[***]
means any and all research programmes undertaken by or on behalf of the Company, Tactic Pharma LLC or by Attenuon, LLC, or any of their Affiliates, and in the course of which the Antibody or the antibody known as ATN-658 or any of the Back-Up Antibodies were discovered, generated or developed (including but not limited to development activities conducted after the Commencement Date).

“Signature Period”	means the period of [***] commencing on:
(i) in the event that the Charity does not prepare a Full Clinical Study Report pursuant to Clause 3.10, the Company’s receipt of the Data Listings pursuant to Clause 7.3; or
(ii) in the event that the Charity prepares a Full Clinical Study Report pursuant to Clause 3.10, the date of the Exercise Notice.
“Sub-Investigator”	means a clinician appointed and supervised by the Chief Investigator or Principal Investigator to assist in the carrying out of the Clinical Trial at the same trial site as the Principal Investigator.
“Supplementary
Protection Certificate”
means a right based on a patent pursuant to which the holder of the right is entitled to exclude third parties from using, making, having made, selling or otherwise disposing or offering to dispose of, importing or keeping the product to which the right relates, such as supplementary protection certificates in Europe, and any similar right anywhere in the world.

“Tactic”	Tactic Pharma LLC, an Illinois limited liability company based at [***].
“Tobacco Party”
means: (i) any entity who develops, sells or manufactures tobacco products; and/ or (ii) any entity which makes the majority of its profits from the importation, marketing, sale or disposal of tobacco products. Furthermore, Tobacco Party shall include any entity that is an Affiliate of any entity referred to in (i) or (ii).

“Transfer Documents”
means the following documents: (i) the asset contribution agreement between the Company and Tactic dated 20 January 2015 (and as amended on 20 January 2015); the assignment and assumption of licence agreement between the Company and Tactic dated 20 January 2015; and (iii) the letter from Tactic to the Parties dated 12 March 2015 in respect of the Cell Line and related Intellectual Property Rights.

“XOMA IP”	means any and all Intellectual Property Rights licensed to the Company under the XOMA Licence.
“XOMA Licence”
means the agreement entered into between XOMA (US) LLC and Tactic on 24 September 2014 in respect of the Antibody, which was assigned to the Company by Tactic pursuant to an agreement dated 20 January 2015. Both agreements are attached in Schedule 9.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

“XOMA Licence Payments”	means those milestone payments set out in the XOMA Licence.

1.2
In this Agreement:

1.2.1
unless the context requires otherwise, all references to a particular Clause, paragraph or Schedule shall be references to that clause, paragraph or schedule, of or to this Agreement;

1.2.2
the table of contents and headings are inserted for convenience only and shall be ignored in construing this Agreement;

1.2.3
unless the contrary intention appears, words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

1.2.4
unless the contrary intention appears, words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association, organisation or other entity, in each case whether or not having separate legal personality;

1.2.5
reference to any statute or regulation includes any modification or re-enactment of that statute or regulation, provided that the modification or re-enactment does not diminish the rights or extend the obligations of any Party; and

1.2.6
references to the words “include” or “including” shall be construed without limitation to the generality of the preceding words.

2.
CONDITIONS PRECEDENT

2.1
Notwithstanding anything to the contrary in this Agreement, the Charity and CRT shall have no obligations, nor have any liability, of any nature howsoever arising under or in connection with this Agreement unless and until the following conditions precedent have been satisfied:

2.1.1
the valid execution of the Escrow Agreement; and

2.1.2
the Company’s performance of its obligations under the Escrow Agreement to open the Escrow Account and deposit the Escrow Amount in it; and

2.1.3
the Company’s delivery to the Charity of written evidence to the Charity’s reasonable satisfaction that the Company has obtained insurance described in Clause 9.5,

(the “Conditions Precedent”).

2.2
If the Conditions Precedent have not been satisfied by 14:00pm (BST) on the date falling [***] after the date of signature of this Agreement (the “Long Stop Date”), the Agreement shall expire on the Long Stop Date.

2.3
The Company shall use its best endeavours to satisfy the Conditions Precedent before the Long Stop Date.

3.
CONDUCT OF THE CLINICAL TRIAL AND SPONSORSHIP

3.1
Subject to: (i) the Company’s compliance with its obligations hereunder; and (ii) the Ethics Committee and the Regulatory Authority granting consent for the Clinical Trial, the Charity will use its reasonable endeavours to carry out or procure the carrying out of the Clinical Trial in accordance with the Protocol.

3.2
Once the Clinical Trial has been opened to Clinical Trial Subjects, the Charity shall use reasonable endeavours to provide to the Company at least one Progress Report per month (or with the frequency that is the Charity’s standard practice at the relevant time in respect of a clinical trial at the same stage, and of the same scope, as the Clinical Trial, but no less frequently than quarterly). The Company may use the Progress Reports for the purpose of determining whether or not to exercise the Option. All Progress Reports and any supplementary information provided under them shall be the Confidential Information of the Charity and the provisions of Clause 5 shall apply. The Company acknowledges that information or data provided under this Clause 3.2 may not be verified, clean or accurate, and is provided “as is”. Without prejudice to the generality of Clause 8.7, neither CRT nor the Charity make any representation or warranty (express or implied) of any nature in respect of such data or information, including as to its accuracy, quality, usefulness or comprehensiveness.

3.3
The Charity may, at its sole discretion: (i) sub-contract to third parties any part of the Clinical Trial; and (ii) engage such Experts and such persons to fulfil the roles of Chief Investigator and/or Principal Investigator as the Charity deems appropriate. Company shall be notified of any such third parties, Experts and persons set forth in this clause 3.3, and the Charity may make such notification by email.

3.4
The Charity shall, at its own expense, be responsible for seeking approval of the Clinical Trial and the Protocol from the Regulatory Authority and Ethics Committee prior to commencing the Clinical Trial. For the avoidance of doubt, the Charity shall not be held liable or responsible for any failure and/or refusal by the Ethics Committee or the Regulatory Authority to grant consent for the Clinical Trial or any change required therein.

3.5
The Charity shall use reasonable endeavours to carry out, or procure the carrying out of, the Clinical Trial in accordance with the relevant aspects of:

3.5.1
Clinical Trial Legislation; and

3.5.2
ICH GCP and the Declaration of Helsinki.

Any breach of this Clause 3.5 shall be a material breach.

3.6
The Charity shall be free to amend the Protocol or to change the third party undertaking any part of the Clinical Trial as it deems appropriate, provided that such Protocol or change to the Protocol has first been approved by the Ethics Committee and, if required by law or regulation, the Regulatory Authority; and further provided that:

3.6.1
prior to submission for Ethics Committee approval, the Charity shall provide to the Company a copy of the first final version of the Protocol at least fourteen (14) days before seeking Ethics Committee approval and give due consideration to any comments received from the Company by the Charity within such time.

3.6.2
the Charity shall notify the Company in writing of any proposed changes to the Protocol at least fourteen (14) days before seeking Ethics Committee approval for such changes, and shall give due consideration to any comments that the Company might make within such time. In an emergency (such as patient safety needs) the said fourteen (14) day time period may be reduced to such time period as the Charity is actually able to give to the Company in the circumstances and the Charity may, if in its reasonable opinion it is required, submit such changes to the Ethics committee prior to notifying the Company of such. The Charity will try to reach a consensus with the Company on all issues arising out of the Company’s review of any Protocol pursuant to this Clause 3.6.2, but the Charity shall have the final decision.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

3.6.3
in the event that the Ethics Committee and/or the Regulatory Authority does not approve the original Protocol and/or agree to any amendment to the Protocol, the Charity shall have the right to terminate this Agreement forthwith upon written notice to the Company.

3.7
The Charity shall have sole responsibility for the conduct and control of the Clinical Trial and shall accept the obligations of the sponsor of the Clinical Trial in accordance with the requirements of the Medicines for Human Use (Clinical Trials) Regulations 2004.

3.8
The Charity shall use reasonable endeavours to procure that Clinical Trial Subjects are recruited in accordance with the selection procedures and criteria set out in the Protocol.

3.9
The Charity shall promptly advise the Company, in writing, of the occurrence of the Clinical Trial LPFV Date.

3.10
The Company may elect to receive a Full Clinical Study Report instead of a Report Synopsis by:

3.10.1
providing the Charity with written notice of its election to receive a Full Clinical Study Report, which written notice must be received by the Charity before the expiration of thirty (30) days from the date the Charity advised the Company of the occurrence of the Clinical Trial LPFV Date; and

3.10.2
paying the Charity the sum of [***] excluding VAT or other applicable sales tax (the “Full CS Report Fee”) within twenty one (21) days after service of such notice.

If the Company does not serve a written notice and pay the Full CS Report Fee as specified in this Clause 3.10, the Charity shall prepare a Report Synopsis and shall have no obligation to prepare or provide the Company with a Full Clinical Study Report.

3.11
The Charity shall provide the Final Report to the Company and CRT within [***] after the Clinical Trial Database Lock Date.

3.12
The Charity shall only use the Investigational Medicinal Product for the purposes of carrying out the Clinical Trial and shall not permit any third party to use the Investigational Medicinal Product except as required for the purpose of carrying out the Clinical Trial or as set out in this Agreement.

4.
COMPANY’S OBLIGATIONS

4.1
The Company shall at the Company’s sole cost, provide the Charity with:

4.1.1
such information and Know-How relating to the manufacture of the IMP as is relevant to the efficient production of sufficient quantity of the IMP to conduct the Clinical Trial, as soon as practicable following the Commencement Date;

4.1.2
all Company Know-How and the Company Materials as soon as practicable following the Commencement Date;

4.1.3
any other information in the Company’s Control pertaining to the safety of the IMP or which in the reasonable opinion of the Company may have a bearing on the conduct of the Clinical Trial as soon as the same comes to the attention of the Company.

4.1.4
such scientific and technical guidance as the Charity may reasonably request to enable the Charity and the Contributors to conduct and manage the Clinical Trial in a safe and proper manner; and

4.1.5
all information (including information for inclusion in the Investigational Medicinal Product Dossier) and co-operation reasonably requested by the Charity at any time from the Commencement Date to enable the Charity to compile an Investigational Medicinal Product Dossier; provided that such requested information is in the Company’s Control (which shall include all information transferred, and all information which the Company is entitled to request or Control, under the Transfer Documents). In the case of co-operation requested under this Clause 4.1.5, the Company shall procure (at its own cost) that any subcontractor which has performed activities or produced documents on its behalf under this Agreement is made available to the Charity on such notice, for such time and with such frequency as may be reasonably requested by the Charity. The Company shall provide information requested by the Charity within fourteen (14) days of request (or such other period as may be reasonable given the nature of the request).

4.2
The Company shall provide to the Charity any and all data, documentation, information and Know-How described in Clauses 4.1.1 to 4.1.5 on an ongoing basis within a reasonable time after the same comes to the attention of the Company (if already in the Company’s Control), or into the Company’s Control, after the Commencement Date.

4.3
The Company will keep the Charity informed of the scope and results of any pre-clinical or other non-clinical studies being undertaken by it or with third parties in relation to the Antibody or Back-Up Antibodies. If the Company is intending to transfer the Antibody or undertake any new research in relation to the Antibody or a Back-Up Antibody with a third party, it will consult with the Charity on the scope of the intended research and the identity of the third party and take into good faith consideration any comments the Charity may have in respect to the same. This Clause should not be interpreted to limit any restrictions on the Company’s use of the Antibody or any Back-Up Antibody under Clause 6.1 or elsewhere in this Agreement.

4.4
The Company shall submit to CRT:

4.4.1
a copy of its detailed operating budget for development of the Antibody (including a quarterly cash flow and expenditure forecast) in respect of each Financial Year as adopted by the Company’s board (the “Annual Budget”), at least thirty (30) days prior to the commencement of the Financial Year to which the Annual Budget relates; and

4.4.2
quarterly management accounts of the Company (to include, inter alia, a (consolidated) profit and loss account, balance sheet and cash flow statement and shall indicate where such management accounts differ to any material extent from the Annual Budget for such period), within sixty (60) days of the end of the period to which they relate; save that the accounts relating to the final quarter in any calendar year may be provided within ninety five (95) days, rather than sixty (60) days, of the end of that quarter. Such quarterly management accounts shall be prepared on a basis which is consistent with those adopted in the preparation of all previous management accounts of the Company.

4.5
The Company shall generally keep CRT informed of the progress of the Company's business and affairs and shall promptly supply CRT with written details of any circumstances which will or might cause any actual or prospective material adverse change in the financial position, prospects or business of the Company.

4.6
As between the Parties, the Company will be solely responsible for any and all payments due under the XOMA Licence that may become due as a result of the grant of rights to the Charity under this Agreement or the carrying out the Clinical Trial in accordance with this Agreement.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

4.7
Following its receipt of the Company GMP Material, the Charity will assess whether or not it wishes to use the Company GMP Material to manufacture IMP. At the Charity’s request, the Charity and the Company shall negotiate in good faith the terms of a technical agreement that sets out the responsibilities of each Party in respect of IMP and the GMP aspects of manufacturing IMP (the “Technical Agreement”). Negotiations shall take place and be concluded within [***] of the Charity’s request for a Technical Agreement. If required, the Technical Agreement will be in a form substantially similar to that set out in Schedule 13.

5.
CONFIDENTIALITY/PUBLICATION

5.1
Subject to Clause 5.5, each Party shall keep confidential and not disclose to any third party (other than the Experts, Contributors, Ethics Committee, Regulatory Authority and staff involved in carrying out the Clinical Trial on a need to know basis) any Confidential Information disclosed to it by another Party (the “Disclosing Party”) without the prior written consent of the Disclosing Party. For the avoidance of doubt, the Charity shall be permitted to disclose Confidential Information disclosed to it to CRT and CRT shall be permitted to disclose Confidential Information disclosed to it to the Charity. Any party to whom Confidential Information is disclosed in accordance with this Clause 5.1 shall be:

5.1.1
subject to no less onerous obligations than those contained in this Clause 5 to keep such information confidential; and

5.1.2
advised of its confidential nature.

5.2
The obligations of confidence referred to in Clause 5.1 shall not apply to any part of the Confidential Information which can be proved by evidence in writing:

5.2.1
was known to the recipient Party (the “Recipient Party”) before its disclosure by the Disclosing Party;

5.2.2
was available to the public before that date or was otherwise in the public domain;

5.2.3
becomes available to the public or enters the public domain after that date otherwise than as a result of an act or default of the Recipient Party;

5.2.4
is received by the Recipient Party from a third party not bound to the Disclosing Party by any obligation of secrecy;

5.2.5
is independently developed or generated by the Recipient Party in circumstances where it has not been derived directly or indirectly from the Disclosing Party’s Confidential Information; or

5.2.6
is required to be disclosed by: (i) law, (ii) a Regulatory Authority; or (iii) an order of any court, provided however, that in each such event the Recipient Party required to disclose the Confidential Information shall give prompt notice to the Disclosing Party of such requirement so that such Disclosing Party may seek a protective order or other appropriate remedy to the extent of such disclosure.

5.3
The obligations of the Parties under Clause 5.1 shall survive the expiry or termination of this Agreement for whatever reason for a period of ten (10) years from the date of such expiry or termination.

5.4
Each of the Parties agrees that the provisions of this Clause 5 are fair and reasonable and that money damages are not a sufficient remedy for any breach of this Clause 5 and therefore, in addition to all other remedies, all Parties shall be entitled to seek injunctive or other equitable relief as a remedy for such breach.

5.5
Notwithstanding any confidentiality obligations assumed by the Parties hereunder, the Parties acknowledge: i) the importance of publications to the academic standing of the Charity and the Contributors; and ii) the capital raising, transactional, and licensing prospects of the Company; and iii) the reporting and disclosure obligations of the Company to its investors and to XOMA under the XOMA Licence. Accordingly, the Parties have agreed as follows as regards publication of Clinical Trial Results and Progress Reports:

5.5.1
The Charity shall use reasonable endeavours to publish, or procure the publication by the Contributors of, the Clinical Trial Results in a timely manner in accordance with generally accepted academic practice, whether during the course of or after completion of the Clinical Trial.

5.5.2
The Company may disclose the content of Progress Reports to XOMA only to the extent it is required to do so under the XOMA Licence, provided that the disclosure will exclude all information regarding clinical responses and shall be limited to only information regarding the clinical indication, anticipated timelines of the trial, the number of patients dosed, and such other information of a similar nature as may be reasonably required by the XOMA Licence.

5.5.3
The Company may disclose:

(a)
the content of Progress Reports to a third party in connection with capital raising, financing, transactional, and/or licensing activities or prospects for the benefit of the Company. Prior to making such disclosure, the Company shall give notice to the Charity, including details of the content of the proposed disclosure and the reason for wishing to make such disclosure, and shall inform the Charity of the identity of the third party in its notice unless it is prevented from doing so due to express confidentiality restrictions owed to, and requested by, the third party, in which case the Company shall state the main business area within which the third party operates. The Company may, without the Charity’s prior approval, disclose only the clinical indication, anticipated timelines of the trial, and the number of patients dosed, but shall obtain the Charity’s approval before proceeding with any other disclosure under this Clause 5.5.3(a);

(b)
the Final Report to the Company’s consultants and professional advisors, solely for the purpose of assisting in the evaluation of the results with a view to exercise of the Option and provided that no patient data shall be disclosed unless it has been cleansed; and

(c)
the content of Progress Reports to persons holding investments in the Company, solely for the purpose of a status update, such as periodic disclosure of recruitment numbers to investors in the Company by way of demonstration of progress in the Clinical Trial.

5.5.4
It is further provided that each disclosure of the content of Progress Reports by the Company under this Clause 5.5 shall be subject to the following conditions:

(a)
all recipients shall be informed in writing beforehand of the confidential nature of the information being disclosed and shall have agreed in writing to obligations of confidentiality in favour of the Company no less onerous than those contained in this Clause 5 (but without any right of further disclosure) to keep such information confidential; and

(b)
only the content of the documents containing the relevant information which has been processed into a suitable format may be disclosed but not copies of the actual documents themselves.

5.6
The Charity will include provisions in its contracts with the Contributor(s) that require such Contributor(s) to notify the Charity in advance of submission of any abstract, presentation or manuscript incorporating Clinical Trial Results that the Contributor(s) wish to publish or have published or to present or have presented.

5.7
Upon receipt of such notification from a Contributor or if the Charity wishes itself to publish or have published or to present or have presented an abstract, presentation or manuscript incorporating Clinical Trial Results the Charity shall so notify the Company and CRT and provide (in so far as it is able to do so in the case of a Contributor’s notification) in response to the Company’s and/or CRT’s reasonable request a copy or summary thereof at least seven (7) days prior to submission for publication of an abstract or presentation or at least thirty (30) days prior to submission for publication of a manuscript (or twenty one (21) days prior to submission for publication of a manuscript in the case of a Contributor’s notification). Any such copy or summary shall provide sufficient details to enable the Company and CRT to ascertain whether it contains Confidential Information of the Company or CRT respectively or whether Patent Rights or other proprietary protection should be sought.

5.8
The Company and CRT shall review and make any comments on such intended publication or presentation of an abstract to the Charity within seven (7) days and/or shall review and make any comments on such intended publication or presentation of a manuscript within thirty (30) days. The Company and/or CRT may request that:

5.8.1
Confidential Information of the Company (not including Clinical Trial Results nor information directly relating to the Investigational Medicinal Product) or Confidential Information of CRT (not including Clinical Trial Results) be removed from the proposed publication or presentation; and/or

5.8.2
any such publication or presentation be delayed if in the Company’s or CRT’s reasonable opinion it is necessary to delay publication or presentation in order to file a patent application or application for other proprietary protection in respect of any invention made in the course of the Clinical Trial. Any such delay will be kept to the minimum period practicable and will in no event extend beyond thirty (30) days from the date the proposed publication or presentation was provided to the Company.

In the event of a request pursuant to Clauses 5.8.1 or 5.8.2, the Company or CRT (as the case may be) shall provide the Charity with a written explanation of the reasons why it believes information should be removed or a delay is necessary. For the avoidance of doubt, any Patent Rights filed pursuant to Clause 5.8.2 shall be filed in CRT’s name unless any Company personnel are deemed inventors on any such filing, in which case such Patent Right shall be filed in both CRT’s and Company’s names. As used herein, inventorship shall be determined in accordance with English law.

5.9
The Charity and CRT shall be entitled to publish information in relation to the proposed Clinical Trial, including that it is or will be a trial conducted by the Clinical Development Partnerships initiative set up by the Charity and CRT, the pre-requisites for patient recruitment, a brief description of the Clinical Trial, including the name of the Company, the reference number and class of the Investigational Medicinal Product and the location(s) at which the trial is taking place.

5.10
In addition to the disclosures under Clause 5.5, the Company may disclose the commercial terms of this Agreement to any actual or potential investors, bankers, acquirers, acquirees or merger partners, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

5.11
Except as expressly permitted in Clause 5, the Company shall not disclose the Clinical Trial Results to any potential investors, licensees or sub-licensees of the Company (or any other person) until the Company has been granted the Licence.

6.
INTELLECTUAL PROPERTY RIGHTS

6.1
The Company hereby grants to the Charity with a right to sub licence to Contributors:

6.1.1
the [***] of the Investigational Medicinal Product;

6.1.2
the [***] relating to the Investigational Medicinal Product;

6.1.3
an [***] under the Company Intellectual Property; and

6.1.4
a [***] under the XOMA IP,

               on a [***] basis for the purpose of preparing for and carrying out (and having prepared or carried out for the Charity) the Clinical Trial. The Company shall not be entitled to (and shall (i) procure that its Affiliates do not, and (ii) not authorise any other third party to) conduct any clinical trials in respect of the Antibody or any Back-Up Antibody during the term of this Agreement.

6.2
The Company shall use commercially reasonable endeavours to continue to prosecute and maintain, at its own cost, all of the Company Patent Rights. If the Company intends to substantially narrow the scope of the claims of any Patent Rights within the Company Patent Rights it will first consult with CRT and take into good faith consideration any concerns or views expressed by CRT. If the Company elects not to prosecute or maintain any part of the Company Patent Rights, the Company shall notify CRT in writing within a reasonable period and no less than [***] prior to the expiration of any applicable time bars. After receipt of such notice, CRT may elect, before the expiry of any such time bars, by written notice to the Company, to take an assignment to any Company Patent Rights identified in such notice at CRT’s sole discretion and for consideration not exceeding [***]. In the event that CRT elects to take such an assignment, the Company shall, at CRT’s expense, promptly transfer to CRT (or any person nominated by CRT) copies of any and all documents in the Company’s Control relating to the filing, prosecution, maintenance, enforcement and defence of such Company Patent Rights. The Company shall not assign, charge, encumber or dispose of any interest in any of the Company Intellectual Property to a Tobacco Party or in a manner that limits or impairs the Charity’s or CRT’s rights under the licence (or assignment, where applicable) of Company Intellectual Property pursuant to this Agreement without the Charity’s or CRT’s prior written consent.

6.3
As between the Company and the Charity, [***]. The Charity hereby [***]. CRT hereby [***].

6.4
Subject to [***], the Company shall [***].

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

6.5
Solely in connection with the Charity’s and the Contributors’ activities performed pursuant to the Clinical Trial, where carried out in accordance with the terms of this Agreement, the Company shall not, and shall procure that its Affiliates shall not, anywhere in the world, institute or prosecute (or, other than as required by law, in any way aid any third party in instituting or prosecuting) any claim, demand, action or cause of action for damages, costs, expenses or compensation, or for an enjoinment, injunction, or any other equitable remedy, alleging the infringement by the Charity and/or any Contributors of any Patent Rights of the Company and/or any Patent Rights of the Company’s Affiliates. For the avoidance of doubt, the foregoing shall not apply in respect of: (i) development, at any time, of products other than the IMP; or (ii) any activity in relation to the IMP which constitutes a breach of the terms of this Agreement.

6.6
Any breach of Clause 6.5 shall be a material breach and shall accordingly entitle the Charity to terminate this Agreement under Clause 11.2.

6.7
CRT hereby reserves and excludes from the Option, the worldwide, perpetual and irrevocable right in and to the Exclusive Results for the Contributors and the Charity (including scientists funded and/or employed by the Charity) to:

6.7.1
use the Exclusive Results for the purpose of non-commercial scientific research carried out by or for or under their respective direction in accordance with their respective charitable and/or academic status, whether alone or in collaboration with a third party or third parties; and

6.7.2
grant licences under, and make available, the Exclusive Results solely to the extent necessary to exercise the rights under Clause 6.7.1, but not otherwise.

6.8
For the avoidance of doubt, CRT shall be entitled, at its discretion, at any time (including during the Option Period) to grant non-exclusive licences to the Non-Exclusive Results to any person and for any purpose.

6.9
Neither Charity nor CRT, or any affiliate or agent of Charity or CRT, shall institute any type of proceeding in a court, governmental agency, or patent office anywhere throughout the world for the purposes of invalidating, narrowing, or reducing the term of one or more claim in an issued patent or pending patent application. The institution of any such proceeding during the term of this agreement and afterwards during the term of Company’s Patent Rights shall be a material breach and shall accordingly entitle the Company to terminate this Agreement under Clause 11.2.

7.
OPTION

7.1
CRT grants to the Company the option, exercisable by notice to CRT in writing (the “Exercise Notice”) at any time during the [***] period after the Company receives the Final Report (the “Option Period”), to enter into the Licence (the “Option”). Subject to Clause 6.7, the Option shall be [***]
7.2
Upon exercise of the Option, the Company shall pay the Option Fee to CRT within the Option Period.

7.3
Save where the Charity has provided a Full Clinical Study Report, CRT shall procure the provision of the Data Listings to the Company following the exercise of the Option and the receipt by CRT of the Option Fee.

7.4
If the Company exercises the Option, CRT and the Company shall execute the Licence within the Signature Period.

7.5
If:

7.5.1
the Company does not exercise the Option within the Option Period; or

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

7.5.2
following the exercise of the Option, the Company does not enter into the Licence within the Signature Period, then the Company shall, within [***] of the expiry of the Option Period or Signature Period (as applicable):

a)
assign the Company Intellectual Property and sub-license the XOMA IP to CRT by executing an agreement in the form attached at Schedule 5, and CRT shall be free to license or otherwise grant rights in respect of the Clinical Trial Results and the Intellectual Property Rights in the Clinical Trial Results on such terms and to such third parties as it shall see fit; and

b)
provide CRT with such assistance as CRT may reasonably request in liaising with XOMA for the purpose of obtaining direct contractual rights with XOMA in respect of the XOMA IP.

8.
WARRANTIES AND LIMITS OF LIABILITY

8.1
The Charity warrants that:

8.1.1
it will procure the discharge of its obligations hereunder with reasonable care and skill; and

8.1.2
it will use its reasonable endeavours to procure that each Contributor that carries out part of the Clinical Trial ensures that the relevant Chief Investigator and/or the Principal Investigator discharge their obligations in respect of that part of the Clinical Trial in accordance with applicable ICH GCP provisions.

8.2
The Company warrants and represents that:

8.2.1
it is entitled to make the Company Materials available to the Charity for the purposes of this Agreement;

8.2.2
to the best of its knowledge and belief the use and possession of the Company Materials and/or the Antibody by the Charity and/or the Contributors shall not infringe the rights (including without limitation any Intellectual Property Rights) of any third party;

8.2.3
the Company Materials have been manufactured, handled and stored at all times in compliance with relevant legislation and, in the case of relevant Company Materials (including the Company Materials identified in Part 2 of Schedule 7), in accordance with Good Manufacturing Practice;

8.2.4
it is a party to the XOMA Licence, which is in full force and effect;

8.2.5
it has, and will maintain throughout the Term, the full right, power and authority, and has obtained all assignments, approvals or consents necessary to grant the rights, including under the Transfer Documents and the XOMA Licence, as provided under this Agreement;

8.2.6
the XOMA Licence is the only third party licence held by the Company in respect of the manufacture, possession and use of the Antibody, IMP and the rights granted to the Charity under this Agreement;

8.2.7
the XOMA Licence set out in Schedule 9 is a true and correct copy of the XOMA Licence;

8.2.8
to the best of its knowledge and belief, there are no outstanding breaches of the XOMA Licence by any party (or any predecessor parties) to the XOMA Licence;

8.2.9
to the best of its knowledge and belief there are no acts, facts, circumstances or omissions at the Commencement Date which would give XOMA the right to terminate the XOMA Licence, either now or at a later date;

8.2.10
it shall maintain, and shall not amend or terminate the XOMA Licence without CRT’s prior written consent; and

8.2.11
it shall notify the Charity and CRT as soon as possible if it becomes aware of any facts, circumstances or omissions which may give XOMA the right to terminate the XOMA Licence.

References to the “best of its knowledge and belief” in Clause 8.2 shall include any knowledge within the Company or its Affiliates, and, where relevant, of any predecessor party to the XOMA Licence, having made due and proper enquiries.

8.3
The Company warrants and represents that all information and Know-How supplied to the Charity and/or CRT pursuant to this Agreement (including any safety information) shall be accurate and complete and shall be supplied as soon as practicable following the Commencement Date to enable the Charity to conduct and manage the Clinical Trial in a safe and proper manner.

8.4
Nothing in this Agreement shall exclude or limit the liability of any Party for death or personal injury resulting from its negligence or the negligence of its employees while acting in the course of their employment or shall exclude or limit the liability of any Party for fraud.

8.5
Subject to Clause 8.4, the entire aggregate liability, for any loss or damage arising from any act or omission relating to this Agreement regardless of the form of action, whether in contract or tort (including in each case negligence), strict liability or otherwise:

8.5.1
of the Charity and CRT to the Company shall be limited to £1,000,000 (one million Pounds Sterling) in aggregate;

8.5.2
of the Company to CRT and the Charity shall be limited to US $7,500,000 (7.5 million US dollars) in aggregate. The Escrow Amount is not, and shall not be deemed to operate in any manner as, a cap or limit on the Company’s liability to the other Parties.

8.6
To the fullest extent permissible by law, no Party shall under any circumstances be liable to any other for any loss of revenue, business, contracts, anticipated savings, profits, data or information, or any indirect or consequential loss howsoever arising whether from negligence, breach of contract or otherwise.

8.7
Save to the extent otherwise provided in this Agreement, each Party specifically excludes to the extent permitted by law all warranties, representations, and conditions regarding the performance of its obligations under this Agreement including those implied by law, whether as to suitability, quality or fitness for any purpose or otherwise.

9.
INDEMNITIES

9.1
Subject to Clause 8.5, the Charity shall indemnify and hold the Company its officers, and employees (the “Company Indemnitees”) harmless from and against all Losses arising from any claims and proceedings made or brought (whether successfully or otherwise) on behalf of Clinical Trial Subjects for personal injury (including death), arising out of the conduct of the Clinical Trial, save where such claims, proceedings and/or Losses arise as a consequence of (i) any wrongful act or omission and/or negligence of any of the Company Indemnitees; (ii) a breach of this Agreement by the Company; or (iii) a misrepresentation by the Company.

9.2
Notwithstanding the provisions of Clause 9.1 above and any other restrictions on liability contained in this Agreement, but subject to Clause 8.5 above, the Company shall indemnify and hold the Charity, CRT, the Contributors, the Experts and their respective officers, employees and agents (the “Charity Indemnitees”) harmless from and against all Losses arising from any claims and proceedings made or brought (whether successful or otherwise):

9.2.1
on behalf of Clinical Trial Subjects for personal injury (including death), arising out of: (i) any failure or delay on the part of the Company to provide relevant or accurate Company KnowHow and other information relating to the storage, use and safety of any of the Company Materials. and/or (ii) any wrongful act or omission and/or negligence of the Company (or any third party engaged by the Company) in the supply and/or manufacture of any of the Company Materials; and

9.2.2
 alleging infringement of a third party’s Patent Rights or other Intellectual Property Rights resulting from use of Company Intellectual Property or Company Materials in the course of or in consequence of the performance of the Clinical Trial or by importation, storage, supply or use of any of the Company Materials and/or Antibody as permitted by this Agreement. provided always that;

9.2.3
it is a condition of the indemnity that the Charity and CRT hand over or procure the hand over (as the case may be) of control of the matter to the Company, and give or procure (as the case may be) such information and assistance as the Company may reasonably request in connection with the matter, and allow or procure, (as the case may be) that the Company has exclusive conduct of the matter and any ensuing legal proceedings.

9.3
The indemnities set out in Clauses 9.1 and 9.2 shall survive the expiration or termination of this Agreement for whatever reason. Each Party’s agreement to indemnify, defend, and hold the other Party and its respective indemnitees harmless is conditioned upon the indemnified Party: (a) providing written notice to the indemnifying Party of any claim or proceeding arising out of the indemnified activities within thirty (30) days after the indemnified Party has knowledge of such claim or proceeding; (b) permitting the indemnifying Party to assume full responsibility and authority to investigate, prepare for, and defend against any such claim or proceeding; and (c) assisting the indemnifying Party, at the indemnifying Party's reasonable expense, in the investigation of, preparation for and defence of any such claim or proceeding. If the indemnifying Party assumes the defence of a third party claim, the indemnifying Party will not be subject to any liability for any settlement of such claim made by the indemnified Party without the indemnifying Party’s consent (which consent may not be unreasonably withheld, delayed or conditioned).

9.4
The Charity shall ensure that all Clinical Trial Subjects receive the benefit of a no-fault compensation scheme substantially in the form attached at Schedule 4 hereto. Subject to the indemnity in Clause 9.2, the Charity shall bear all costs associated with the provision of such compensation scheme including in relation to all claims received pursuant to such scheme.

9.5
The Company shall carry insurance coverage on an "occurrence" or "claims made" basis for potential liabilities which the Company may have under this Agreement, and ensure that the Charity and CRT are each named additional insureds on each such policy and may claim directly under them. The Company shall maintain such insurance in full force throughout the term of the Agreement (and in the case of insurance coverage on a "claims made" basis, for a further two years after the term of the Agreement) and shall upon request of the Charity provide such evidence of compliance as the Charity deems sufficient. The initial insurance policy of the Company which satisfied the condition under Clause 2.1.3 is agreed to provide the minimum coverage required for the policy to be carried by the Company under this Clause 9.5. The Company’s obligations, and the Charity’s and CRT’s rights, under this Clause 9.5 shall apply in addition to, and not instead of, the obligations of the Company, and rights of the Charity and CRT, under the Escrow Agreement. Neither the existence of the Escrow Agreement nor any of its contents shall limit the obligations imposed or rights granted under this Clause 9.5.

10.
ASSIGNMENT

10.1
No Party shall assign its rights under this Agreement or any part thereof. provided that the Company may assign its rights and obligations to a third party in connection with any merger or consolidation of the Company with another business entity, or in connection with the sale of all or a substantial part of its business and related assets that includes its business in relation to the Licensed Product (including, among other things, all XOMA IP and Intellectual Property licensed under this Agreement), other than a merger or consolidation with or a sale of assets to a Tobacco Party and provided that the Company obtains a direct covenant from the acquiring party to CRT and the Charity undertaking to be bound by the terms of this Agreement. Save as set out in this Agreement, no Party shall sub-contract the performance of all or any of its obligations under this Agreement without the prior written consent of the other Parties.

11.
TERM AND TERMINATION

11.1
Unless terminated earlier pursuant to the provisions hereunder, and except as otherwise provided hereunder, this Agreement shall remain in full force and effect from the Commencement Date until the earlier of the date that:

11.1.1
the Agreement expires pursuant to Clause 2.2 due to a failure to satisfy the Conditions Precedent before the Long Stop Date;

11.1.2
the Company enters into the Licence pursuant to Clause 7.4; or

11.1.3
the Company assigns the Company Intellectual Property and sub-licenses the XOMA IP to CRT pursuant to Clause 7.5.

11.2
Any of the Parties hereto may at any time terminate this Agreement, but shall not be obliged to do so, upon written notice to the other Party (being the Charity and CRT where the terminating Party is the Company, or the Company where the terminating Party is the Charity or CRT) under the following circumstances:

11.2.1
in the event that the other Party commits a material breach of this Agreement and does not fully remedy, if capable of remedy, the same within sixty (60) days of its receipt of written notice of the breach from any other Party; or

11.2.2
in the event, in respect of a Party: that respective Party proposes a voluntary arrangement for that respective Party or a voluntary arrangement is approved for that respective Party; or an administration order is made as to such Party; or a receiver or administrative receiver is appointed of any of such Party’s assets; or undertakings or a winding-up resolution or petition is passed as to such Party (otherwise than for the purpose of solvent reconstruction or amalgamation); or if any circumstances arise which entitle a court or a creditor to appoint a receiver, administrative receiver or administrator or make a winding-up order or similar; or equivalent action is taken against or by such Party by reason of its insolvency. A Party shall notify the other Parties immediately upon becoming aware that any of the events identified in this Clause 11.2.2 has or is likely to take place in relation to it.

11.3
The Charity shall have the right to terminate this Agreement forthwith, upon written notice to the Company:

11.3.1
if the Charity has an insufficient quantity of IMP of the standard required to perform the activities envisaged under this Agreement (whether due to a breach by the Company of Clause 8.2 or otherwise);

11.3.2
in accordance with Clause 3.6; or

11.3.3
if the Charity considers in its sole discretion that it would be unethical or otherwise undesirable for any reason to proceed or continue with the Clinical Trial.

11.4
The Charity shall have the right to terminate this Agreement forthwith, upon written notice to the Company if, by way of merger, acquisition or otherwise, the Company becomes a Tobacco Party.

11.5
The Parties may by mutual written agreement terminate this Agreement for any reason, including, if in their opinion the objectives of the Clinical Trial cannot be achieved.

12.
CONSEQUENCES OF TERMINATION

12.1
In the event of termination of this Agreement by the Company:

12.1.1
without prejudice to Clause 12.1.4, the Company shall have no obligation to enter into the Option or any other licence with CRT or the Charity, or to licence or assign its Intellectual Property Rights to CRT;

12.1.2
subject to Clause 12.1.4 and 12.6, the Charity shall, within ninety (90) days after written request of the Company, return to the Company or destroy (by a method specified by the Company) and at the Company’s cost and expense any remaining quantities of the Company Materials and/or Confidential Information of the Company in the Charity’s possession or control;

12.1.3
where the Charity has commenced the Clinical Trial, the Charity shall within thirty (30) days of finalisation of the last Case Report Form submit to the Company copies of all completed Case Report Forms and Data Listings for the Clinical Trial. The Charity shall be entitled to retain the original Case Report Forms for its own records; and

12.1.4
where the Charity has commenced the Clinical Trial, the Charity shall nonetheless be entitled to make (or have made) the Investigational Medicinal Product and continue to provide it to: (i) any particular Clinical Trial Subject who has commenced treatment; and/or (ii) any Clinical Trial Subject where the Regulatory Authority and/or Ethics Committee request or require that such provision occurs.

12.2
In the event of any termination of this Agreement pursuant to Clause 11.2 or 11.4 by CRT or the Charity:

12.2.1
the Option shall lapse forthwith;

12.2.2
the Company shall within thirty (30) days of the date of such termination reimburse the Charity all Costs;

12.2.3
the Parties shall within thirty (30) days of the date of such termination execute the agreement set out in Schedule 5; and

12.2.4
the Charity shall be entitled to (as applicable) commence and complete the Clinical Trial and the Company shall provide the Charity with the necessary assistance to allow the Charity to do so. For the avoidance of doubt, the licence granted by the Company under Clause 6.1 shall continue to the extent necessary to allow the Charity to commence and complete the Clinical Trial, provided that upon completion or termination of the Clinical Trial the Charity shall, within thirty (30) days written notice by the Company return to the Company or destroy (by a method specified by the Company) and at the Company’s cost and expense any remaining quantities of the Company Materials and/or Confidential Information of the Company in the Charity’s possession or control.

12.3
In the event of termination of this Agreement pursuant to Clause 11.3 by the Charity or pursuant to Clause 11.5:

12.3.1
subject to Clause 12.3.2 and 12.6, the Charity shall, within thirty (30) days written request by the Company, return to the Company or destroy (by a method specified by the Company) and at the Company’s cost and expense any remaining quantities of the Company Materials and/or Confidential Information of the Company in the Charity’s possession or control;

12.3.2
where the Charity has commenced the Clinical Trial, the Company shall nonetheless continue to permit the Charity to continue to provide such Investigational Medicinal Product to: (i) any particular Clinical Trial Subject who has commenced treatment; and/or (ii) any Clinical Trial Subject where the Regulatory Authority and/or Ethics Committee request or require that such provision occurs; and

12.3.3
where the Charity and CRT consider it appropriate to do so in light of the reason for termination, for a period of thirty (30) days from the date of termination (or such longer period as CRT may notify) CRT shall offer the Company the option, exercisable by written notice to CRT, to enter into the Licence in respect of those Clinical Trial Results in existence at the date of termination and subject to agreement between CRT and the Company on amended financial and other terms for the Licence to reflect that the Clinical Trial was not completed. If the Parties are not able to agree amended financial terms within thirty (30) days of the date CRT receives the Company’s exercise notice, the Parties at their joint cost and expense shall obtain an Independent Opinion on a fair and reasonable reduction to the financial terms which will be binding on both Parties.

12.4
Termination of this Agreement for whatever reason shall not affect the accrued rights of the Parties arising out of this Agreement as at the date of its termination.

12.5
The provisions of the following Clauses shall survive the expiration or termination of this Agreement: 5 (Confidentiality/Publication), 6.3 (Assignment of Clinical Trial Results to CRT), 6.5 (Covenant not to sue), 6.9 (invalidation of Company’s IP rights), 8.4 to 8.6 inclusive (Limits or exclusion of liability), 8.7 (Exclusion of other warranties), 9 (Indemnities), 10 (Assignment), 12 (Consequences of termination), 13 to 23 inclusive (Dispute Resolution to Third Party Rights inclusive).

12.6
The Charity shall retain copies of the Company’s Confidential Information and the Clinical Trial Results in accordance with ICH GCP and as otherwise required under the Charity’s obligations as Sponsor of the Clinical Trial.

13.
DISPUTE RESOLUTION

13.1
Insofar as this Agreement provides that a matter shall be resolved by Independent Opinion, the opinion of the appointed independent expert (who shall act as an expert and not as an arbitrator) shall be final and binding on the Parties. In the event of a Party seeking an Independent Opinion under this Agreement, each Party shall make written submissions to the expert and to the other Parties within fourteen (14) days of the appointment. Each Party shall have seven (7) days to respond to the others’ submissions. The expert shall be requested to deliver his Independent Opinion within a further thirty (30) days. The costs of any Independent Opinion shall be borne in such proportions as the expert may determine in his Independent Opinion to be fair and reasonable in all the circumstances or, if no such determination is made in the Independent Opinion, by the Parties in equal proportions.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

13.2
It shall be a condition precedent to the commencement of any action in court or other tribunal (save an action for an interim injunction or an Independent Opinion sought under Clause 13.1) in respect of any dispute relating to this Agreement that the Parties have sought to resolve the dispute by one Party notifying the others in writing for resolution to the Chief Executive Officer of CRT, the Director of Drug Development of the Charity and the CEO of the Company (or their express delegates) (the “Representatives”) who shall meet (whether in person or via teleconference) within twenty one (21) days of such notice to seek resolution in good faith. If the Representatives are unable to resolve the dispute at such meeting, any Party may pursue any remedy available to such Party at law or in equity, subject to the terms and conditions of this Agreement and the other agreements expressly contemplated hereunder.

13.3
This Agreement shall be governed by and construed in accordance with English Law and, subject to the provisions of Clause 13.1 and 13.2, each Party agrees to submit to the exclusive jurisdiction of the English Courts (except in respect of disputes under Clause 5 where jurisdiction is non-exclusive).

14.
NOTICES

14.1
Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been given:

14.1.1
upon delivery if given in person; or

14.1.2
upon confirmation of receipt if sent by facsimile or email; or

14.1.3
 (if posted to an inland destination) three (3) business days after deposit into First Class post; or

14.1.4
(If posted to an overseas destination) five (5) days after deposit into airmail post; or

14.1.5
upon delivery by air delivery service;

to a Party at the address set out below (or, if provided below or so notified, such facsimile or electronic communication) for such Party or such other address as the Party may from time to time designate by written notice to the other Parties.

Address of the Company

Monopar Therapeutics LLC

598 Rockefeller Road

Lake Forest, IL USA 60045

Contact: Chief Executive Officer

Email: [***]

Address of the Charity

Cancer Research UK

Angel Building

407 St. John Street

London EC1V 4AD

England

Contact: Director of Drug Development

Fax: +44 (0) 20 7121 6700

With a copy to:

Cancer Research UK

Angel Building

407 St. John Street

London EC1V 4AD

England

Contact: Caroline Foxton

Fax: +44 (0) 20 7121 6700

Address of CRT

Cancer Research Technology Limited

Angel Building

407 St. John Street

London

EC1V 4AD

United Kingdom

Contact: Chief Executive Officer

Fax: +44 (0) 20 3014 8633

15.
WAIVER

15.1
No failure or delay on the part of any Party hereto to exercise any right or remedy under this Agreement shall be construed as or operate as a waiver thereof nor shall any single or partial exercise of any right or remedy under this Agreement preclude the exercise of any other right or remedy or preclude the further exercise of such right or remedy as the case may be.

16.
FORCE MAJEURE

16.1
No Party shall be liable to any other Party or shall be in default of its obligations hereunder if such default is the result of any cause beyond the reasonable control of the Party affected including war, hostilities, revolution, civil commotion, strike, epidemic, accident, fire, wind, flood or because of any act of God . The Party affected by such circumstances shall promptly notify the other Parties in writing when such circumstances cause a delay or failure in performance (a “Delay”) and where they cease to do so. In the event of a Delay lasting for twenty six (26) weeks or more either of the non-affected Parties shall have the right to terminate this Agreement immediately by notice in writing to the affected Party.

17.
INSOLVENCY

17.1
All rights and licenses granted under or pursuant to this Agreement by the Company to CRT and the Charity are for all purposes of Section 365(n) of Title 11 of the U.S. Bankruptcy Code (“Title 11”), licenses of rights to “intellectual property” as defined in Section 101 of Title 11.

17.2
The Company agrees that CRT and the Charity shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. If a case under Title 11 is commenced by or against the Company, CRT and the Charity shall have all rights of licensees set out in Section 365(n) of Title 11.

17.3
Without limiting CRT’s and the Charity’s rights under Section 365(n) of Title 11, if a case under Title 11 is commenced by or against the Company, and this Agreement is rejected by the Company in any bankruptcy proceeding by or against the Company under the U.S. Bankruptcy Code, (i) the Company shall provide CRT and the Charity with a complete duplicate of (and complete access to, as appropriate) any IP and embodiments of IP not already in their possession; and (ii) the Company shall not interfere with CRT’s and the Charity’s rights to IP and embodiments of IP, and shall facilitate and assist with CRT and the Charity obtaining IP and embodiments of IP (including from a third party).

17.4
The term “embodiments” of IP includes all tangible, intangible, electronic or other embodiments of rights and licenses, including antibodies, compounds and products embodying IP and related rights and technology. All rights of CRT and the Charity under this Clause and under Section 365(n) of Title 11 are in addition to, not in substitution of, any other rights and remedies that they may have under this Agreement, Title 11 and any other applicable law.

18.
SEVERABILITY

18.1
If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms, provisions or conditions or parts thereof of this Agreement, or the application hereof to any circumstances, to be invalid or to be unenforceable in a final non-appealable order, the remainder of this Agreement and the application of such term, provision or condition or part thereof to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the other terms, provisions and conditions of this Agreement shall be valid and enforceable to the fullest extent permissible by law.

19.
ENTIRE AGREEMENT

19.1
This Agreement embodies and sets forth the entire agreement and understanding of the Parties and supersedes all prior oral or written agreements, understandings or arrangements relating to the subject matter of this Agreement. No Party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly set forth in this Agreement unless otherwise agreed between the Parties and recorded in writing. In the event of any inconsistency between this Agreement and the Protocol, the terms of this Agreement shall govern.

20.
AMENDMENT

20.1
This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorised representatives of the Parties.

20.2
The Charity shall at all times be free to amend, modify, vary or supplement any of its own Standard Operating Procedures.

21.
PUBLIC ANNOUNCEMENTS

21.1
The text of any press release, shareholders’ report or other communication to be published or disclosed in any way by or on behalf of the Company by or in the media concerning the Charity, the Contributors or the Experts, the subject matter of this Agreement or concerning this Agreement itself, other than as required by law or by any regulatory or government authority, shall be submitted to the Charity and CRT at least seven (7) days in advance of publication or disclosure for approval, such approval not to be unreasonably withheld; provided that insofar as a disclosure repeats or restates a prior public disclosure permitted by this Agreement, such disclosure need not be submitted to the Charity or CRT for approval.

22.
PAYMENTS

22.1
All payments due to CRT and the Charity under this Agreement shall be made in cleared funds in pounds sterling to the bank accounts nominated by CRT and the Charity respectively from time to time. All costs of transmission shall be borne by the Company.

22.2
All payments under this Agreement are expressed to be exclusive of value added tax howsoever arising, which the Company shall pay in addition to those payments.

22.3
Save as expressly set out in Clause 7.2, all amounts due under this Agreement shall be paid in full without any deduction or withholding other than as required by law and the Company shall not be entitled to assert any credit, set-off or counterclaim against CRT or the Charity in order to justify withholding payment of any such amount in whole or in part.

22.4
Where a Party does not receive payment of any sums due to it by the due date, interest shall accrue both before and after any judgement on the sum due and owing to such Party at the rate equivalent to an annual rate of two percent (2%) over the then current base rate of Natwest Bank, calculated on a daily basis, until the full amount is paid, without prejudice to such Party’s right to receive payment on the due date.

23.
DATA PROTECTION

23.1
The Parties’ attention is drawn to the Data Protection Act 1998, Directive 95/46/EC of the European Parliament and any national or European legislation and/or regulations implementing them or made in pursuance of them (all referred to together as the “Data Protection Requirements”).

23.2
Each Party warrants that it will observe all its obligations under the Data Protection Requirements which arise in connection with the performance of this Agreement and in particular that it will process and use any personal data fairly and lawfully.

24.
THIRD PARTY RIGHTS

24.1
Save for the third parties identified in Clauses 5.5 (Contributors’ right to publish), 6.5 (Covenant not to sue), 9.1 and 9.2 (Indemnities) and 9.3 (No fault compensation scheme), who shall have the benefit of those respective Clauses, this Agreement shall not create any rights that shall be enforceable by anyone other than the Parties to this Agreement. The rights created in Clauses 5.5, 6.5, 9.1, 9.2 and 9.3 may be altered or extinguished by the Parties without consent of any third party beneficiary of such rights.

25.
EXECUTION

25.1
This Agreement may be executed in any one or more number of counterpart agreements, and as scanned email attachments, and all signatures and counterparts so exchanged shall be considered as original and shall be deemed to form part of and together constitute this Agreement.

IN WITNESS whereof this Agreement has been executed by duly authorised officers of the Parties on the day first above written.

Signed by:	/s/ PJ L’Hullier
Name:	PJ L’Hullier
Title:	Director, Business Management

For and on behalf of
CANCER RESEARCH TECHNOLOGY LIMITED

Signed by:	/s/ Dr. Nigel Blackburn
Name:	Dr. Nigel Blackburn
Title:	Director of Drug Development CRUK Centre for Drug Development

For and on behalf of
CANCER RESEARCH UK

Signed by:	/s/ Chandler Robinson
Name:	Chandler Robinson
Title:	CEO and Manager

For and on behalf of
MONOPAR THERAPEUTICS LLC

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

Schedule 1
Company Patent Rights
(details of company patent rights to be inserted here)

B& N Ref    Country    Status    Comments    Applicaiton #    Filing Date    Patent #    Grant Date
                                                                                                                       [***]         [***]         [***]       [***]              [***]                [***]            [***]            [***]

Schedule 2
Report Synopsis

Name of Sponsor/Company:	Individual Study Table Referring to Part of the Dossier Volume: Page:
Name of Finished Product:
Name of Active Ingredient:
Title of Study:
Investigators:
Study Centre(s):
Publication (reference):
Studied period (years): (date of first enrolment) (date of last completed)	Phase of development:
Objectives:
Methodology:
Number of Patients (planned and analysed):
Diagnosis and main criteria for inclusion:
Test product, dose and mode of administration, batch number:
Duration of treatment:
Reference therapy, dose and mode of administration, batch number:

Name of Sponsor/Company:	Individual Study Table Referring to Part of the Dossier Volume: Page:
Name of Finished Product:
Name of Active Ingredient:
Criteria for evaluation:

Efficacy:

[Drafting Note: The sub-heading of “Efficacy” can be adapted to “Pharmacokinetics”, “Pharmacodynamics”, “Immunogenicity”, “Pharmacogenomics” etc, as dictated by the study objectives. If there is more than one major area of evaluation, further top-level headings can be added here.]

Safety:

[Drafting Note: The sub-heading of “Safety” must always be included.]

Statistical methods:
SUMMARY – CONCLUSIONS

EFFICACY RESULTS:

[Drafting Note: The sub-heading of “Efficacy Results” can be adapted to “Pharmacokinetics”, “Pharmacodynamics”, “Immunogenicity”, “Pharmacogenomics Results” etc, as dictated by the study endpoints. If there is more than one major area of evaluation, further top-level headings can be added here.

Efficacy (and/or other similar) result CONCLUSIONS ONLY should be summarised. The summaries can be superficial if the study was uncontrolled, seriously flawed or aborted such that this data cannot be analysed.]

SAFETY RESULTS:

[Drafting Note: The subheading of “Safety Results” must always be included. Safety result CONCLUSIONS ONLY must always be presented.]

CONCLUSION:

Date of the report:

Schedule 3
Licence from CRT to Company

THIS AGREEMENT is made the________ day of ____________________20[●●]

BETWEEN:

(1)
CANCER RESEARCH TECHNOLOGY LIMITED, a company registered in England and Wales under number 1626049 with registered office at Angel Building, 407 St. John Street, London, EC1V 4AD, England] (“CRT”); and

(2)
[MONOPAR THERAPEUTICS LLC, a limited liability company registered in/incorporated in/ established under the laws of The State of Delaware, U.S.A., with registered office/principal place of business at 598 Rockefeller Road, Lake Forest, Illinois, U.S.A., 60045] (the “Company”).]

RECITALS

(A)
CRT is a wholly owned subsidiary of Cancer Research UK (the “Charity”) and is, by arrangement with the Charity, responsible for the management, exploitation and commercialisation of intellectual property generated by the Charity or using funding from the Charity.

(B)
Pursuant to a Clinical Trial and Option Agreement between CRT, the Charity and the Company dated [●●●] attached at Appendix 2 (the “CTOA”) the Charity has conducted the Clinical Trial (as defined below) and assigned the results of such Clinical Trial and all intellectual property therein to CRT.

(C)
CRT has agreed to grant the Company a licence under the Licensed Intellectual Property (as defined below) upon the terms and conditions set out in this Agreement.

OPERATIVE PROVISIONS

1.
INTERPRETATION

1.1
In this Agreement except where the context requires otherwise, the following words and expressions shall have the following meanings:

“Accountancy Opinion”
means the opinion of an independent United Kingdom chartered accountant appointed by agreement between the Parties or in default of such agreement within twenty one (21) days of either Party seeking in writing to the other to appoint such accountant, at the request of either Party, by the President for the time being of the Institute of Chartered Accountants in England and Wales, referred to in Clauses 1, 6.3 and 24.1.

“Affiliate”	has the same meaning as that ascribed to that phrase in the CTOA.

“Affordable Price”
means in relation to a Licensed Product: (i) a determination by the UK Pricing Authority that such Licensed Product should be used within the NHS; and/or (ii) approval by the UK Pricing Authority of the price proposed by the Company or its Sub-Licensee in relation to sales of that Licensed Product in the United Kingdom (or one or more constituent countries thereof).

“Agreement”	means this agreement and each of the Appendices as amended from time to time in accordance with Clause 21.
“Clinical Trial”	has the same meaning as that ascribed to that phrase in the CTOA.
“Clinical Trial Results”	has the same meaning as that ascribed to that phrase in the CTOA.
“Company Intellectual Property”	has the same meaning as that ascribed to that phrase in the CTOA.
“Company Patent Rights”	has the same meaning as that ascribed to that phrase in the CTOA.
“Competing Programme”
means a research and development programme under which human subjects in a clinical trial have or are to be administered a treatment or compound directed towards the same target molecule as the Antibody.

“Confidential Information”
means the Clinical Trial Results and all information relating to the customers, suppliers, business partners, clients, finances, business plans and products (in each case actual or prospective) of a Party which is not in the public domain and which is acquired by the other Party pursuant to this Agreement.

“Contributors”	has the same meaning as that ascribed to that phrase in the CTOA.
“Control”
means:
a) with respect to corporate ownership, the possession (directly or indirectly) of fifty per cent or more of the voting stock or other equity interest of a subject entity with the power to vote, or the power in fact to control the management decisions of such entity through the ownership of securities or by contract or otherwise; and

b) with respect to Intellectual Property Rights, possession of the ability (whether through ownership or licence, other than a licence granted under this Agreement) to provide the information or grant the licences or sublicences or make the assignments as provided herein without violating the terms of any agreement or other arrangement with any third party, and “Controls” and “Controlled by” shall be construed accordingly.

“Currency”	means pounds sterling or such other currency as CRT may reasonably specify from time to time.
“Data Exclusivity Period”
means any period of clinical trial data or other regulatory exclusivity, together with any such periods under national implementations in the European Union of Article 10.1 of Directive 2001/EC/83 and all equivalents elsewhere in the Territory.

“Data Listings”	has the same meaning as that ascribed to that phrase in the CTOA.
“Development Plan”
means the development plan at Appendix 1 (as the same shall be updated in accordance with Clause 3.1) which describes: (i) the steps to be taken to develop Licensed Products within the Territory; and (ii) the relevant timescales within which such steps will be taken.

“Effective Date”	means the date this Agreement is made.
“Exclusive Results”	has the same meaning as that ascribed to that phrase in the CTOA.
“Expert Opinion”
means the opinion of an independent expert appointed by agreement between the Parties or in default of such agreement within twenty one (21) days of either Party seeking in writing to the other to appoint such expert, by the President for the time being of the Association of the British Pharmaceutical Industry referred to in Clauses 12.3 and 24.1.

“Field”	means the treatment, prophylaxis, diagnosis, prevention and/or cure of human disease and conditions.
“Final Report”	has the same meaning as that ascribed to that phrase in the CTOA.
“First Commercial Sale”
means, with respect to a Licensed Product, the first transfer or disposition for value of such Licensed Product by or on behalf of the Company or a Sub-Licensee or an Affiliate of either of them, after all relevant Regulatory Authorisations for the transfer or disposition of such Licensed Product have been obtained in respect of the relevant region or country.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

“Indication”
means a disease classification block as defined within the ‘International Statistical Classification of Diseases and Related Health Problems’ as published from time to time by the World Health Organization (e.g. “C50 Malignant neoplasm of Breast”, “C92 Myeloid leukaemia”, “B20 Human immunodeficiency virus [HIV] disease resulting in infectious and parasitic diseases”, “M34 Systemic sclerosis”).

“Investigational Medicinal Product” or “IMP”	has the same meaning as that ascribed to that phrase in the CTOA.
“Intellectual Property Rights”	has the same meaning as that ascribed to that phrase in the CTOA.
“Licensed Intellectual Property”	means the Clinical Trial Results and all Intellectual Property Rights therein.
“Licensed Product”
means any product:
a) whose application for Regulatory Authorisation from a Regulatory Authority in any jurisdiction included the Clinical Trial Results and/or the Final Report and/or the Data Listings or any part of any of them, and/or

b) that contains the Antibody or a Back-Up Antibody (or any part of either), in each case whether or not as the sole active ingredient, and/or

c) the unauthorised manufacture, sale or use of which would infringe a valid claim of the Company Patent Rights.

“Major Markets”	means [***]
“Milestone Event”	has the meaning specified in Clause 4.1.2.
“Milestone Payments”	has the meaning specified in Clause 4.1.2.
“NDA”
means, in relation to any Licensed Product, a biologics license application, new drug application, supplementary new drug application, abbreviated new drug application or any of their equivalents filed with the United States Food and Drugs Administration (FDA) or any successor to it, a marketing authorisation application or its equivalent filed with the European Medicines Agency (EMEA) or any successor to it, or a marketing authorisation application or a product licence application or equivalent filed with the relevant Regulatory Authority in any one or more countries or regions within the Territory.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

“Net Sales Value”
means, in relation to Licensed Product the gross amount invoiced by the Company or SubLicensee or Affiliate of the Company or a SubLicensee [***] to the extent that any of those items are included as separate items in the amount so invoiced, and [***].

“New Company IP”	means any Intellectual Property Rights developed by or on behalf of the Company on or after the Effective Date that directly relate to the IMP and its use.
“Non-Exclusive Results”	has the same meaning as that ascribed to that phrase in the CTOA.
“Oncology Indication”	means an Indication in the range C00 – D48 (e.g. “C50 Malignant neoplasm of Breast”, “C92 Myeloid leukaemia”).
“Party”	means either party to this Agreement and “Parties” means both of them.
“Patent Rights”	has the same meaning as ascribed to that phrase in the CTOA.
“Phase II Clinical Trial Commencement”
means the first dosing of a human subject in a clinical trial of a Licensed Product (or in the adaptation of an existing clinical trial) in any country that would satisfy the requirements of 21 CFR §312.21(b) and is intended to establish dose response and/or preliminary data on the efficacy of Licensed Product and/or route of administration of the Licensed Product.

“Phase III Clinical Trial Commencement”
means the first dosing of a human subject in a clinical trial of a Licensed Product (or the adaptation of an existing clinical trial) to be a larger scale (than Phase I or Phase II), usually multi-centred trial in any country that would satisfy the requirements of 21 CFR §312.21(c) and is intended to establish the efficacy and safety of the Licensed Product or any other human clinical trial of the Licensed Product intended as a pivotal trial for regulatory approval purposes whether or not such trial is a traditional Phase III trial.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

“pound” and “£”	means British pound sterling or if England changes its currency during the Term, then a sum equivalent in the new currency based on the spot exchange rate at the date of adoption of the new currency.
“Price Approval”	means, in those countries in the Territory where Regulatory Authorities may approve or determine pricing and/or pricing reimbursement for pharmaceutical products, such approval or determination.
“Quarter”	means any of the three-monthly periods commencing on the first day of any of the months of January, April, July, and October in any year and “Quarterly” has a corresponding meaning.
“Regulatory Authorisations”
means all marketing authorisations, approvals, clearances and authorisations that may be required by a Regulatory Authority in any country or region within the Territory prior to Phase II Clinical Trial Commencement and/or Phase III Clinical Trial Commencement and/or commercial sale of the Licensed Product, including any necessary variations thereto, but excluding always any Price Approvals.

“Regulatory Authority”
means any local or national agency, court, authority, department, inspectorate, minister, ministry official or public or statutory person (whether autonomous or not) of, or of any government of, any country having jurisdiction over this Agreement or either of the Parties or over the development or marketing of medicinal products including, the European Medicines Agency and the European Court of Justice.

“Signature Fee”	means the sum of [***].

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

“Sub-Licence Revenue”
means any monies or non-monetary consideration (including securities) receivable from time to time by the Company or any of its Affiliates in respect of: (i) any sub-licence granted by the Company or any of its Affiliates under this Agreement; (ii) any licence granted by the Company or any of its Affiliates (whether under the Company Intellectual Property or otherwise) to sell Licensed Products anywhere in the Territory; and/or (iii) the grant of the right to acquire such a sub-licence or licence, including, in each case, option fees, licence issue fees or other up-front payments, annual licence fees, milestone or other lump sum payments which are attributable to the grant of the rights in question, excluding royalties and Net Sales Value as referred to in Clause 4.4 (in the case of non-monetary Sub-Licence Revenue such as company stocks and shares, such non-monetary consideration shall not form Sub-Licence Revenue until Company or relevant Affiliate has received cash proceeds from the disposal or other realisation of such consideration. [***]

“Sub-Licensee”
means any person who is granted: (i) a sub-licence in accordance with Clause 2.3 in respect of the rights granted under this Agreement (and any further tiers of sub-licence thereunder); and/or (ii) a licence by the Company (whether under the Company Intellectual Property or otherwise) to sell Licensed Products anywhere in the Territory, but shall not mean distributors, wholesalers, and sales agents (sales to whom will be sales for the purpose of Net Sales Value).

“Term”	means the term of this Agreement as determined under Clause 12.1.
“Territory”	means worldwide.
“Tobacco Party”
means: (i) any entity who develops, sells or manufactures tobacco products; and/ or (ii) any entity which makes the majority of its profits from the importation, marketing, sale or disposal of tobacco products. Furthermore, Tobacco Party shall include any entity that is an Affiliate of any entity referred to in (i) or (ii).

“UK Pricing Authority”
means any supra-national, national or regional government department, authority, agency or entity (including a non-departmental public body or similar entity) with responsibility for evaluating the cost effectiveness of medicinal products in the United Kingdom (or one or more constituent countries thereof) or otherwise determining whether the NHS (or constituent parts thereof) should purchase medicinal products.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

“XOMA”	has the meaning ascribed to that phrase in the CTOA.
“XOMA Licence”	has the same meaning ascribed to that phrase in the CTOA.
“Year”	means a calendar year.
1.2
In this Agreement:

1.2.1
unless the context requires otherwise, all references to a particular Clause, paragraph or Appendix shall be references to that clause, paragraph or appendix, in or to this Agreement;

1.2.2
the headings are inserted for convenience only and shall be ignored in construing this Agreement;

1.2.3
unless the contrary intention appears, words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

1.2.4
unless the contrary intention appears, words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association, organisation or other entity, in each case whether or not having separate legal personality; and

1.2.5
references to the words ‘include’ or ‘including’ shall be construed without limitation to the generality of the preceding words.

2.
GRANT OF LICENCE

2.1
Subject to the provisions of this Agreement and the surviving provisions of the CTOA, CRT hereby grants to the Company:

2.1.1
[***]; and

2.1.2
[***],

in each case to research, develop, make, have made, import, use and sell Licensed Products for any and all uses in the Territory and to apply for Regulatory Authorisation for such Licensed Products in any jurisdiction.

2.2
CRT hereby reserves and excepts from the [***] under Clause 2.1.1 the worldwide, perpetual and irrevocable right for the Contributors and the Charity (including use by scientists funded and/or employed by the Charity) to:

2.2.1
use the Licensed Intellectual Property for the purpose of non-commercial scientific research carried out by or for or under their respective direction in accordance with their respective charitable and/or academic status, whether alone or in collaboration with a third party or third parties and whether sponsored or funded, in whole or in part, by any third party including any commercial entity; and

2.2.2
make publications in relation to the Licensed Intellectual Property and any results of research using the same in accordance with generally accepted academic practice.

2.3
The Company shall be entitled to grant sub-licences in respect of the rights granted under this Agreement, provided that:

2.3.1
any sub-licence granted by the Company shall be expressed to terminate automatically on the termination of this Agreement for any reason;

2.3.2
any sub-licence granted by the Company beyond the first tier of sub-licensing shall expressly prohibit further sub-licensing without CRT’s prior written consent, which consent may not be unreasonably conditioned, delayed, or withheld.

2.3.3
the Company shall ensure that there are included in the terms of any sub-licence like obligations and undertakings on the part of the Sub-Licensee as are contained in this Agreement (except this Clause 2.3, but including Clause 9 (indemnity) and Clause 14 (confidentiality)) and shall further ensure that all Sub-Licensees duly comply with the same;

2.3.4
no sub-licence shall be granted to a Tobacco Party;

2.3.5
the sub-licence shall be entered into on an arms-length basis reflecting the market value of the rights granted; and

2.3.6
the Company shall provide CRT with a copy of such sub-licence within thirty (30) days of entering into it.

2.4
Any breach of Clause 2.3 shall be deemed to be a material breach.

2.5
The grant of any sub-licence shall be without prejudice to the Company’s obligations under this Agreement. Any act or omission of any such Sub-Licensee which, if it were the act or omission of the Company would be a breach of any of the provisions of this Agreement, will be deemed to be a breach of this Agreement by the Company who will be liable to CRT accordingly.

2.6
CRT will provide the Company with any Long Term Survival Data as and when the Charity has completed collection of the same.

2.7
The Company may not publish or publicly disclose any Clinical Trial Results in the one (1) year period beginning on the Effective Date without the prior written consent of CRT, which will be given at CRT’s sole discretion. All publications by the Company of the Clinical Trial Results and results of research using the same will be made in accordance with generally accepted academic practice, including in respect of the role played by the Contributors. The foregoing provisions of this Clause 2.7 shall not apply to disclosure of Clinical Trial Results, or any portion thereof, by the Company to the extent required for (a) satisfying mandatory reporting and disclosure obligations under United States and other securities laws. or (b) to existing licensors or sublicensors of the Company in order to comply with reporting obligations in existence as at the date of this agreement under the XOMA Licence, provided that in the case of (b) the disclosure shall be limited to only information as may be reasonably required by the XOMA Licence and subject to XOMA being bound by confidentiality obligations that are no less restrictive than those that the Company is bound by under this Agreement in respect of confidential information disclosed to it.

2.8
The Charity shall, within thirty (30) days written request by the Company, return to the Company or destroy (by a method specified by the Company) and at the Company’s cost and expense any remaining quantities of the Company Materials in the Charity’s possession or control.

3.
PERFORMANCE

3.1
The Company shall provide an updated Development Plan to CRT on at least a six-monthly basis before the first approval of an NDA in respect of a Licensed Product, and on an annual basis thereafter.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

3.2
The Company shall procure the achievement of Phase II Clinical Trial Commencement within [***] of the Effective Date.

3.3
The Company shall use its commercially reasonable efforts at all times during the Term to:

3.3.1
comply with the most up-to-date version of the Development Plan;

3.3.2
develop and pursue Regulatory Authorisation for a Licensed Product for use in [***] in each of the [***];

3.3.3
introduce a Licensed Product for use in [***] into each of the [***] as soon as reasonably and commercially practical following receipt of the corresponding Regulatory Authorisations and subsequently use commercially reasonable efforts to market the Licensed Product and pursue maximum market penetration throughout the Major Markets for such Licensed Product;

3.3.4
launch each Licensed Product in the United Kingdom as soon as practicable and in any event no later than [***] after the date the first Regulatory Authorisation is granted by the European Medicines Agency; and

3.3.5
make Licensed Products that are launched in the United Kingdom available at an Affordable Price if required by a Regulatory Authority in order to obtain a Price Approval for such Licensed Products in the United Kingdom.

3.4
Subject to Clause 3.5.2, the Company shall provide CRT with reports as to the progress of the development of each Licensed Product, the progress of any applications for Regulatory Authorisation and Price Approval, and the progress of and plans for the marketing and sale of the Licensed Product and its compliance with the Development Plan, in such form and detail as CRT may reasonably require. The Company shall provide such reports on at least a six-monthly basis before first approval of an NDA in respect of a Licensed Product, and on an annual basis thereafter.

3.5
If, prior to the First Commercial Sale in the United Kingdom and two (2) other Major Markets, the Company undergoes a change of Control, or acquires or begins (whether independently or with a third party) a Competing Programme:

3.5.1
it shall notify CRT in writing within thirty (30) days after the change of Control occurring, or its commencement or acquisition of the Competing Programme; and

3.5.2
for the [***] period following the change of Control, or commencement or acquisition of the Competing Programme, it shall provide CRT with a report described in Clause 3.4 at least once every three (3) months.

3.6
The Company shall give CRT prompt notice upon the occurrence of any Milestone Event.

3.7
The Company shall submit to CRT:

3.7.1
a copy of its detailed operating budget (including a semi-annual cash flow and expenditure forecast) for the Licensed Product in respect of each Financial Year as adopted by the Company’s board (the “Annual Budget”), at least thirty (30) days prior to the commencement of the Financial Year to which the Annual Budget relates;

3.7.2
semi-annual management accounts of the Company (to include, inter alia, a (consolidated) profit and loss account, balance sheet and cash flow statement and shall indicate where such management accounts differ to any material extent from the Annual Budget for such period), within sixty (60) days of the end of the period to which they relate; save that the accounts relating to the final quarter in any calendar year may be provided within ninety five (95) days, rather than sixty (60) days, of the end of that quarter. Such semi-annual management accounts shall be prepared on a basis which is consistent with those adopted in the preparation of all previous management accounts of the Company.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

3.8
The Company shall generally keep CRT informed of the progress of the Company's business and affairs and shall supply CRT with written details of any circumstances which will or might cause any actual or prospective material adverse change in the financial position, prospects or business of the Company.

3.9
Any breach of Clause 3 shall be deemed to be a material breach of this Agreement.

4.
CONSIDERATION

4.1
The Company shall pay the Signature Fee to CRT within thirty (30) days of the Effective Date.

4.2
Subject to clause 4.5, the Company shall pay the following payments (“Milestone Payments”) to CRT each time the following events (“Milestone Events”) occur in relation to any Licensed Product:

4.2.1
[***];

4.2.2
[***];

4.2.3
[***];

4.2.4
[***];

4.2.5
[***];

4.2.6
[***];

4.2.7
[***]; and

4.2.8
[***]

Upon the occurrence of each Milestone Event, any Milestone Event listed before it in this Clause 4 which has not occurred shall be deemed to have occurred. For the avoidance of doubt, a Milestone Event may be triggered by the actions of the Company, a Sub-Licensee or any third party acting on behalf of the Company or any Sub-Licensee.

4.3
Subject to Clause 4.5, the Company shall pay to CRT:
4.3.1
[***];

4.3.2
[***]; and

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

4.3.3
[***].

For the avoidance of doubt, Sub-Licence Revenue expressly excludes royalty payments due under Clause 4.4 or Net Sales Value.

4.4
The Company shall pay royalties to CRT on a Licensed Product by Licensed Product, and country by country basis until the later of:

4.4.1
[***];

4.4.2
t[***]; and

4.4.3
[***],

4.5
In the event that any Milestone Event is triggered by any Sub-Licensee, the Company shall pay to CRT the greater of: (i) [***]; and (ii) [***].

5.
PAYMENT AND STATEMENT

5.1
All payments due to CRT under this Agreement shall be made in the Currency in cleared funds to the following bank account:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

or such other account as CRT may notify to the Company from time to time.

5.2
The Company shall pay to CRT:

5.2.1
the Signature Fee on the date specified in Clause 4.1;

5.2.2
each of the Milestone Payments within thirty (30) days of the relevant Milestone Event occurring; and

5.2.3
each payment that is due under Clause 4.3 or 4.4, within thirty (30) days of the Company or any relevant Affiliate receiving the corresponding Sub-Licence Revenue or percentage of Net Sales Value. All sums due to CRT under Clause 4.3 or 4.4 shall belong to CRT upon the Company’s or its Affiliate’s receipt of the revenue to which such payment corresponds (and is a percentage of) and such sums shall be held on trust for CRT until paid to CRT in accordance with this Clause 5.2.3. The Company shall take all steps necessary to ensure, and to procure that any relevant Affiliate ensures, that sums held on trust are separate and identifiable from other monies of the Company or Affiliate, including holding such sums in a separate account to monies that belong to the Company and/or Affiliate. At CRT’s reasonable request, the Company shall provide written evidence of the arrangements required under this Clause 5.2.3.

5.3
Where Licensed Products are sold or Sub-Licence Revenue or royalties are received by the Company (or a Sub-Licensee) in a currency other than the Currency, the rate of exchange to be used for converting such other currency into the Currency shall be the relevant mid-spot rate for the currency quoted by the Financial Times on the last day of the Quarter to which they relate.

5.4
All costs of transmission and currency conversion shall be borne by the Company.

5.5
All payments to CRT under this Agreement are expressed to be exclusive of value added tax howsoever arising, and the Company shall pay to CRT in addition to those payments or, if earlier, on receipt of a tax invoice or invoices from CRT, all value added tax for which CRT is liable to account in relation to any supply made or deemed to be made for value added tax purposes pursuant to this Agreement.

5.6
All sums payable under this Agreement shall be paid without deduction or deferment in respect of any claims whatsoever and of any taxes except any tax which the Company is required by law to deduct or withhold. If the Company is required by law to make any such tax deduction or withholding, the Company shall pay to CRT such amount as shall, after deduction, amount to the sum referred to in this Agreement give reasonable assistance to CRT to claim exemption from or (if that is not possible) a credit for the deduction or withholding under any applicable double taxation or similar agreement from time to time in force, and shall promptly give CRT proper evidence as to the deduction or withholding and payment over of the tax deducted or withheld.

5.7
Where CRT does not receive payment of any sums due to it by the due date, interest shall accrue both before and after any judgment on the sum due and owing to CRT at the rate equivalent to an annual rate of two percent (2%) over the then current base rate of the Bank of England, calculated on a daily basis, until the full amount is paid to CRT, without prejudice to CRT’s right to receive payment on the due date.

5.8
Within thirty (30) days after the end of each Quarter, the Company shall send to CRT a written statement detailing in respect of that Quarter (including a nil report if appropriate):

5.8.1
any Milestone Payments which became due to CRT;

5.8.2
for each sub-licence, details of each item of Sub-Licence Revenue received by the Company during that Quarter and the Sub-Licence Revenue payable to CRT thereon;

5.8.3
the quantity of each type of Licensed Product sold or otherwise disposed of by the Company or any Sub-Licensees in each country in the Territory;

5.8.4
the Net Sales Value in respect of each such type of Licensed Product in each country of the Territory;

5.8.5
the aggregate Net Sales Value in respect of that Quarter for Licensed Product;

5.8.6
the type and value of deductions made in the calculation of Net Sales Value by type of Licensed Product and country;

5.8.7
any currency conversions, showing the rates used;

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

5.8.8
any further information necessary for the calculation of Sub-Licence Revenue and Net Sales Value of Licensed Products and/or the royalties due to CRT; and

5.8.9
the amount of the royalties due to CRT in respect of that Quarter.

6.
ACCOUNTS

6.1
The Company shall:

6.1.1
keep and notwithstanding termination of this Agreement, maintain and shall procure that each Sub-Licensee keeps and maintains, for at least six (6) years, true and accurate accounts and records (including any underlying documents supporting such accounts and records) in sufficient detail to enable the amount of all sums payable under this Agreement to be determined; and

6.1.2
during the Term and thereafter until the said period of six (6) years relevant to the accounts and records has expired, at the reasonable request of CRT and (subject to Clause 6.2) at the expense of CRT from time to time, permit or procure permission for a qualified accountant nominated by CRT to inspect and audit those accounts and records and, to the extent that they relate to the calculation of those sums, to take copies of them. Subject to receiving not less than thirty (30) days written notice, the Company shall at the request of CRT assemble in one location that is respectively convenient to the Company and Sub-Licensee(s) all such relevant accounts and records of the Company and all Sub-Licensee(s).

6.2
If, following any inspection pursuant to Clause 6.1.2, CRT’s nominated accountant certifies to CRT that the payments in respect of any Quarter or Year fall short of the sums which were properly payable in respect of that Quarter or Year under this Agreement, CRT shall send a copy of the certificate to the Company and the Company shall (subject to Clause 6.3) within thirty (30) days of the date of receipt of the certificate pay the shortfall to CRT [***], the Company shall also reimburse to CRT the reasonable costs and expenses of CRT in making the inspection.

6.3
If within fifteen (15) days of the date of receipt by the Company any certificate produced pursuant to Clause 6.2 the Company notifies CRT in writing that it disputes the certificate, the dispute shall be referred for resolution by Accountancy Opinion in accordance with Clause 24.1.

7.
INTELLECTUAL PROPERTY PROTECTION, PROCEEDINGS AND COSTS

7.1
The Company shall throughout the Term continue to use commercially reasonable efforts to prosecute and maintain the Company Patent Rights. Notwithstanding the foregoing, if the Company elects not to prosecute or maintain any part of the Company Patent Rights in any of the Major Markets, the Company shall notify CRT in writing at least ninety (90) days prior to the expiration of any applicable time bars. After receipt of such notice, CRT may elect, before the expiry of any such time bars, by written notice to the Company, to take an assignment of the relevant Company Patent Rights such that CRT may continue to prosecute and/or maintain the Company Patent Rights at CRT’s sole discretion and expense.

8.
WARRANTY

8.1
Each Party warrants that it has the legal capacity to enter into this Agreement.

8.2
Each Party acknowledges that, in entering into this Agreement, it does not do so in reliance on any warranty or other provision except as expressly provided in this Agreement, and any conditions, warranties or other terms implied by statute or common law are excluded to the fullest extent permitted by law.

8.3
Without limiting the scope of Clause 8.2, CRT does not give any warranty, representation or undertaking:

8.3.1
as to the efficacy or usefulness or accuracy of the Clinical Trial Results; or

8.3.2
that the exercise of rights granted under this Agreement will not infringe the intellectual property or other rights of any other person.

9.
INDEMNITY

9.1
The Company shall indemnify and hold harmless CRT, the Contributors and the Charity and their respective officers, employees and agents (each, an “Indemnified Party”) from and against any and all third party claims, demands, losses, damages and expenses (including, without limitation, legal fees) arising from or in connection with the exercise of the rights granted in Clause 2 by the Company or a Sub-Licensee or the actions of any Affiliate of any of them in relation to the Licensed Product. This Clause 9 is without prejudice to and shall not limit the rights of the Company, and is without prejudice to and shall not limit the liabilities of the Charity, under Clause 9.1 of the CTOA.

9.2
Promptly after receipt by CRT of any written claim or alleged claim or notice of the commencement of any action, administrative or legal proceeding, or investigation to which the indemnity provided for in this Clause 9 may apply, CRT shall give written notice to the Company of such fact and specifying that the Company shall have the option to assume the defence thereof by election in writing within seven (7) days of receipt of such notice. If the Company fails to make such election, the Indemnified Party may assume such defence and the Company will be liable for the legal and other expenses consequently incurred in connection with such defence. If CRT fails to notify Company within thirty (30) days of receipt of any written claim or alleged claim or notice of the relevant commencement, then the Company shall not be liable for the legal and other expenses consequently incurred in connection with such defence. The Parties will co-operate in good faith in the conduct of any defence, provide such reasonable assistance as may be required to enable any claim properly to be defended and the Party with conduct of the action shall provide promptly to the other Party copies of all correspondence and documents and notice in writing of the substance of all oral communications relating to such action.

9.3
Should the Company assume conduct of the defence:

9.3.1
the Indemnified Party may retain separate legal advisers, at its sole cost and expense save that if the Company denies the applicability of the indemnity or reserves its position in relation to the same, the indemnity in this Clause 9 shall extend to the Indemnified Party’s costs and expenses so incurred unless it is subsequently resolved between the Parties or determined by a court of competent jurisdiction (after exhaustion or expiration of all rights of appeal) that the indemnity under this Clause 9 was not available to the Indemnified Party in the terms claimed by the Indemnified Party;

9.3.2
the Company will not, except with the written consent of the Indemnified Party consent to the entry of any judgment or enter into any settlement provided always, that if the Indemnified Party unreasonably refuses to consent to such entry of judgment or settlement and the matter proceeds to trial at which a greater amount is ordered by the Court then the amount which the Indemnified Party shall be entitled to recover from the Company pursuant to this Clause 9 shall be limited to the amount for which the action would otherwise have been settled or compromised and the Indemnified Party shall assume all costs of defending the claim or proceeding from the date of the Indemnified Party’s refusal;

9.3.3
CRT shall not admit liability in respect of, or compromise or settle any such action without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed; and

9.3.4
the Company shall not be responsible for or bound by any settlement made by CRT in breach of Clause 9.3.3.

10.
INSURANCE

10.1
The Company shall maintain, at its own cost, comprehensive product liability insurance and general commercial liability insurance, and shall ensure that each insurance policy maintained under this Clause 10.1 is held in the joint names of the Parties as co-insureds. Within thirty (30) days of the Effective Date and of the beginning of each policy period, the Company shall provide CRT with a certificate evidencing the coverage required hereby, and the amount thereof. Such insurance shall be with a reputable insurance company and shall be maintained for not less than six (6) years following the expiration/termination of this Agreement for any reason or if such coverage is of the ‘claims made’ type, for ten (10) years following the expiration or termination of this Agreement for any reason.

11.
LIMITATION OF LIABILITY

11.1
Neither Party nor the Charity, nor their respective officers, employees and agents shall have liability whether under statute or in tort (including negligence), contract or otherwise to the other Party in respect of any consequential, indirect or pure economic loss nor in any event for loss of goodwill, opportunity, profit or contract.

11.2
Nothing in this Agreement shall be construed as excluding or limiting the liability of either Party or the Charity or any of their respective officers, employees and agents to the other Party for death or personal injury of any person resulting from the negligence of such persons.

12.
TERM AND TERMINATION

12.1
This Agreement will become effective on the Effective Date and, subject to the provisions of this Clause 12, will remain effective in each country of the Territory until expiry of the obligation of the Company to pay royalties under Clause 4.4 in relation to that country pursuant to this Agreement.

12.2
Without prejudice to any other rights of the Parties this Agreement may be terminated by notice in writing:

12.2.1
by either Party forthwith if the other Party shall be in material breach of any of its obligations under this Agreement and in the case of a remediable breach fails to remedy the breach within ninety (90) days of written notice containing full particulars of the breach and requiring it to be remedied;

12.2.2
by CRT if a voluntary arrangement is proposed or approved or an administration order is made, or a receiver or administrative receiver is appointed of any of the Company’s assets or undertakings or a winding-up resolution or petition is passed (otherwise than for the purpose of solvent reconstruction or amalgamation) or if any circumstances arise which entitle the Court or a creditor to appoint a receiver, administrative receiver or administrator or make a winding-up order or similar or equivalent action is taken against or by the Company by reason of its insolvency;

12.2.3
by CRT forthwith in the event that, by way of merger, acquisition or otherwise, the Company becomes a Tobacco Party; or

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

12.2.4
by CRT upon ninety (90) days written notice to the Company if the Company:

(a)
discontinues the development (including prosecuting application for Regulatory Authorisation) of all Licensed Products; or

(b)
discontinues the development (including prosecuting application for Regulatory Authorisation) of a Licensed Product in relation to one or more Oncology Indications (in which case termination shall not apply to the whole Agreement but shall be limited to such Licensed Product and such Oncology Indications); or

(c)
discontinues the development (including prosecuting application for Regulatory Authorisation) of all Licensed Products in Oncology Indications (in which case termination shall not apply to the whole Agreement but shall be limited to Oncology Indications); or

(d)
fails to use its commercially reasonable efforts to obtain Regulatory Authorisation in all of the Major Markets within fifteen (15) years, taking into account the unique aspects of the development and regulatory path for the Licensed Product, indication and market (in which case termination shall not apply to the whole Agreement but shall be limited to that Major Market); or

(e)
having obtained Regulatory Authorisation for a Licensed Product in a Major Market, ceases to actively market and sell such Licensed Product in such Major Market (in which case termination shall not apply to the whole Agreement but shall be limited to that Licensed Product in that Major Market); or

(f)
ceases to carry on business in the Field; or

(g)
without reasonable cause fails to commence sales of any Licensed Product in a Major Market within two (2) years of obtaining Regulatory Authorization to market such Licensed Product in such market (in which case termination shall not apply to the whole Agreement but shall be limited to that Licensed Product in that Major Market).

12.3
The Company shall notify CRT in writing immediately upon any of the events described in Clause 12.2 occurring. However, CRT’s right to terminate under Clause 12.2 shall not be conditional upon the Company’s such notice.

12.4
In the event of disagreement between the Parties as to whether entitlement to terminate has arisen under Clause 12.2.1 or 12.2.4, the Parties at their joint cost and expense shall obtain an Expert Opinion which shall be final as to whether it has arisen.

13.
EFFECTS OF TERMINATION

13.1
Subject to Clause 13.2, upon the termination of this Agreement for any reason:

13.1.1
other than termination by CRT pursuant to Clause 12.2.1, 12.2.2, or 12.2.3 subject to all the terms of this Agreement (including without limitation payment of royalties), the Company shall be entitled for a period not exceeding [***] following such termination to:

(a)
manufacture any of the Licensed Products to the extent necessary to satisfy orders accepted before termination; and

(b)
sell, use or otherwise dispose of any unsold stocks of the Licensed Products.

13.1.2
subject to Clause 13.1.1, the Company shall, and shall procure that all Sub-Licensees shall, cease to exploit the Licensed Intellectual Property in any way, either directly or indirectly;

13.1.3
subject to Clause 13.1.1, the Company shall, at the request and option of CRT, return or destroy CRT’s Confidential Information;

13.1.4
notwithstanding any provision of this Agreement allowing the Company credit, payment of royalties and all other sums to CRT shall become due and payable to CRT immediately upon notice of termination of this Agreement;

13.1.5
the Company shall, within thirty (30) days of notice of termination of this Agreement provide CRT with a final written statement detailing, in respect of the time elapsed since the last statement under Clause 5.8, the matters set out in Clause 5.8;

13.1.6
other than termination by the Company pursuant to Clause 12.2.1, the Company:

(a)
hereby grants to CRT an exclusive, perpetual, worldwide, sub-licensable licence under the Company Intellectual Property, Company Patent Rights and New Company IP to research, develop, make, have made, market, use and sell Licensed Products, on revenue share and, if appropriate, royalty terms to be agreed; provided that such licence shall only become effective upon termination, and not before. If, having regard to the nature and status of the rights licensed, the products to which they relate, the likely market for such products, the nature and standing of potential sub-licensees and actual or potential competing products, the Parties cannot agree such revenue share and, if appropriate, royalty terms within three (3) months of the date of termination then either Party may refer the matter, subject to Clause 24.2, for determination by an Accountancy Opinion;

(b)
in the case of XOMA IP, hereby grants to CRT a sub-licence to the full extent of the Company‘s rights under the XOMA Licence; provided that such licence shall only become effective upon termination, and not before;

(c)
at CRT’s request, shall promptly transfer to CRT (or any person nominated by CRT) any and all documents and information in the Company’s Control relating to the Patent Rights exclusively licensed to CRT under clause 13.1.6 above and CRT may assume responsibility for the prosecution, maintenance and enforcement of the same; and

(d)
at CRT’s request, shall transfer to CRT (or its nominee) any Regulatory Authorisations, Price Approvals and other permits and applications relating to Licensed Products.

13.2
This Clause 13.2 shall not apply in the case of termination of this Agreement under Clause 12.1. In the event that this Agreement is terminated solely in respect of particular Licensed Product and/or Indication and/or Major Market, the provisions of Clause 13.1 shall apply, but solely in respect of the relevant Licensed Product, Indication and/or Major Market.

13.3
Insolvency:

13.3.1
All rights and licenses granted under or pursuant to Clause 13.1.6 by the Company to CRT are for all purposes of Section 365(n) of Title 11 of the U.S. Bankruptcy Code (“Title 11”), licenses of rights to “intellectual property” as defined in Section 101 of Title 11.

13.3.2
the Company agrees that CRT shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. If a case under Title 11 is commenced by or against the Company, CRT shall have all rights of licensees set out in Section 365(n) of Title 11;

13.3.3
without limiting CRT’s rights under Section 365(n) of Title 11, if a case under Title 11 is commenced by or against the Company, and this Agreement is rejected by the Company in any bankruptcy proceeding by or against the Company under the U.S. Bankruptcy Code, (i) the Company shall provide CRT with a complete duplicate of (and complete access to, as appropriate) any IP and embodiments of IP not already in their possession; and (ii) the Company shall not interfere with CRT’s rights to IP and embodiments of IP, and shall facilitate and assist with CRT obtaining IP and embodiments of IP (including from a third party); and

13.3.4
the term “embodiments” of IP includes all tangible, intangible, electronic or other embodiments of rights and licenses, including antibodies, compounds and products embodying IP and related rights and technology. All rights of CRT under this Clause and under Section 365(n) of Title 11 are in addition to, not in substitution of, any other rights and remedies that they may have under this Agreement, Title 11 and any other applicable law.

13.2
The termination of this Agreement howsoever arising will be without prejudice to the rights and duties of either Party accrued prior to termination. The following Clauses will continue to be enforceable notwithstanding termination: Clauses 1 (Definitions), 6 (Accounts), 7.2 (XOMA Licence), 9 (Indemnity), 10 (Insurance), 11 (Limitation of Liability), 12 (Termination), 13 (Effects of Termination), 14 (Confidentiality), 19 (Severability), 24 (Dispute Resolution) and 25 (Law and Jurisdiction).

14.
CONFIDENTIALITY

14.1
Each Party undertakes with the other that it shall keep and it shall procure that its respective directors and employees keep secret and confidential all Confidential Information belonging to or Controlled by the other Party and shall not disclose the same or any part of the same to any person whatsoever other than:

14.1.1
in the case of the Company: (i) to Sub-Licensees subject to compliance with Clause 2.3.3, (ii) to potential development partners, sublicensees, and investors bound by terms of confidentiality at least as strict as those herein, and (iii) as necessary in communications with Regulatory Authorities in the Territory relating to the Licensed Products;

14.1.2
in the case of CRT to the Charity; and

14.1.3
in the case of each Party, to its directors or employees directly or indirectly concerned in the exercise of the rights granted under this Agreement.

14.2
The provisions of Clause 14.1 shall not apply to Confidential Information which CRT or the Company (as the case may be):

14.2.1
can prove to have been in its possession (other than under an obligation of confidence to the other or to a third party) at the date of receipt or which enters the public domain otherwise than through a breach of any obligation of confidentiality owed to the Party communicating such information to the other;

14.2.2
can prove it has independently developed; or

14.2.3
is required to disclose by law or by the order of a competent court, solely to the extent of such disclosure.

14.3
The provisions of this Clause 14 shall remain in force for a period of five (5) years from the expiry or termination of this Agreement

15.
ASSIGNMENT

15.1
The Company shall not without CRT’s consent assign its rights under this Agreement except in conjunction with a merger or consolidation of the Company with another business entity or the sale of all or substantially all or a substantial part of its business and related assets that includes its business in relation to the Licensed Products other than a merger or consolidation with, or a sale of assets to, a Tobacco Party and provided that Company obtains a direct covenant from the acquiring party to CRT undertaking to be bound by the terms of this Agreement.

16.
NOTICES

16.1
Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been given:

16.1.1
upon delivery if given in person; or

16.1.2
upon confirmation of receipt if sent by facsimile (or other similar means of electronic communication, such as email); or

16.1.3
(if posted to an inland destination) three (3) business days after deposit into First Class post; or

16.1.4
(If posted to an overseas destination) five (5) days after deposit into airmail post; or

16.1.5
upon delivery by air delivery service,

to a Party at the address set out below (or, if provided below or so notified, such facsimile or electronic communication) for such Party or such other address as the Party may from time to time designate by written notice to the other Party. [As may be updated at the Effective Date.]

Address of the Company

Monopar Therapeutics LLC

598 Rockefeller Road

Lake Forest, IL USA 60045

Contact:  Chief Executive Officer

Address of CRT

Angel Building

407 St. John Street

London EC1V 4AD

United Kingdom

Contact: Chief Executive Officer

Fax: +44 (0) 20 3014 8633

17.
WAIVER

17.1
No failure or delay on the part of either Party hereto to exercise any right or remedy under this Agreement shall be construed as or operate as a waiver thereof nor shall any single or partial exercise of any right or remedy under this Agreement preclude the exercise of any other right or remedy or preclude the further exercise of such right or remedy as the case may be.

18.
FORCE MAJEURE

18.1
Except in relation to obligations pursuant to Clauses 4 and/or 5, neither Party shall be liable to the other Party or shall be in default of its obligations hereunder if such default is the result of war, hostilities, revolution, civil commotion, strike, epidemic, accident, fire, wind, flood or because of any act of God or other cause beyond the reasonable control of the Party affected. The Party affected by such circumstances shall promptly notify the other Party in writing when such circumstances cause a delay or failure in performance (a “Delay”) and where they cease to do so. In the event of a Delay lasting for twenty six (26) weeks or more the non-affected Party shall have the right to terminate this Agreement immediately by notice in writing to the affected Party.

19.
SEVERABILITY

19.1
If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms, provisions or conditions or parts thereof of this Agreement, or the application hereof to any circumstances, to be invalid or to be unenforceable in a final non-appealable order, the remainder of this Agreement and the application of such term, provision or condition or part thereof to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the other terms, provisions and conditions of this Agreement shall be valid and enforceable to the fullest extent permissible by law.

20.
ENTIRE AGREEMENT

20.1
This Agreement and the surviving clauses of the CTOA, embodies and sets forth the entire agreement and understanding of the Parties and supersedes all prior oral or written agreements, understandings or arrangements relating to the subject matter of this Agreement. Without prejudice to any liability for fraudulent misrepresentation or fraudulent misstatement neither Party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly set forth in this Agreement unless otherwise agreed between the Parties and recorded in writing.

21.
AMENDMENT

21.1
This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorised representatives of the Parties.

22.
PUBLIC ANNOUNCEMENTS

22.1
The text of any press release, shareholders’ report or other communication to be published or disclosed to the public in any way by or in the media concerning CRT or the Charity, the subject matter of this Agreement or concerning this Agreement itself, other than as required by law or by any Regulatory Authority or the rules of any securities exchange, shall be submitted to CRT at least seven (7) days in advance of publication for approval, such approval not to be unreasonably withheld, conditioned, or delayed, provided that insofar as a disclosure repeats or restates a prior public disclosure permitted by this Agreement, such disclosure need not be submitted to the Charity or CRT for approval.

23.
FURTHER ASSURANCE

23.1
The Parties hereby undertake to do all such other acts and things, and execute and provide all such documents at the requesting Party’s cost as may be necessary or desirable to give effect to the purposes of this Agreement.

24.
DISPUTE RESOLUTION

24.1
Insofar as this Agreement provides that a matter shall be resolved by Accountancy Opinion or Expert Opinion the opinion of such expert (who shall act as an expert and not as an arbitrator) shall be final and binding on the Parties. In the event of a Party seeking an Accountancy Opinion or Expert Opinion under this Agreement, each Party shall make written submissions to the expert so appointed and to the other Party within fourteen (14) days of the appointment. Each Party shall have seven (7) days to respond to the other’s submissions. The expert shall be requested to deliver his Accountancy Opinion or Expert Opinion within a further thirty (30) days. The costs of any Accountancy Opinion or Expert Opinion shall be borne in such proportions as the expert may determine in his opinion to be fair and reasonable in all the circumstances or, if no such determination is made in the opinion, by the Parties in equal proportions.

24.2
It shall be a condition precedent to the commencement of any action in court or other tribunal (save an action for an interim injunction or an Expert Opinion sought under Clause 12.1) in respect of any dispute relating to this Agreement that the Parties have sought to resolve the dispute by either Party notifying the other Party in writing for resolution to the Chief Executive Officer (in the case of CRT) and the Chief Executive Officer (in the case of the Company) (or their express delegates) (the “Senior Executives”) who shall meet (whether in person or via teleconference) within twenty one (21) days of such notice to seek resolution in good faith. If the Senior Executives are unable to resolve the dispute at such meeting, either Party may pursue any remedy available to such Party at law or in equity, subject to the terms and conditions of this Agreement and the other agreements expressly contemplated hereunder.

25.
LAW AND JURISDICTION

25.1
This Agreement shall be governed by and construed in accordance with English Law and, subject to the provisions of Clauses 24.1 and 24.2, each Party agrees to submit to the exclusive jurisdiction of the English Courts (except in respect of disputes under Clause 14 where jurisdiction is non-exclusive).

26.
EXECUTION

26.1
This Agreement may be executed in any one or more number of counterpart agreements, and as scanned email attachments, and all signatures and counterparts so exchanged shall be considered as original and shall be deemed to form part of and together constitute this Agreement.

27.
CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

27.1
Save that the Charity, the Contributors and their and CRT’s respective officers, employees and agents in respect of Clauses 9 and 11 may enforce those respective terms, no term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party to this Agreement. Notwithstanding the provisions of this Clause, the Parties shall be entitled to amend, suspend, cancel or terminate this Agreement or any part of it in accordance with Clause 21, without the consent of any third party including those referred to in this Clause.

The Parties hereby execute this Agreement by their duly authorised representatives:

Signed by:	_____________________________________

Name:	_____________________________________

Title:	_____________________________________

For and on behalf of
CANCER RESEARCH TECHNOLOGY LIMITED

Signed by:	_____________________________________

Name:	_____________________________________

Title:	_____________________________________

For and on behalf of
MONOPAR THERAPEUTICS LLC

Appendix 1
Development Plan

Appendix 2
Executed CTOA

Schedule 4
No Fault Compensation Scheme

Preamble

The Association of the British Pharmaceutical Industry favours a simple and expeditious procedure in relation to the provision of compensation for injury caused by participation in clinical trials. The Association therefore recommends that a member company sponsoring a clinical trial should provide without legal commitment a written assurance to the investigator — and through him to the relevant research ethics committee — that the following Guidelines will be adhered to in the event of injury caused to a patient attributable to participation in the trial in question.

Basic Principles

1.1
Notwithstanding the absence of legal commitment, the company should pay compensation to patient-volunteers suffering bodily injury (including death) in accordance with these Guidelines.

1.2
Compensation should be paid when, on the balance of probabilities, the injury was attributable to the administration of a medicinal product under trial or any clinical intervention or procedure provided for by the protocol that would not have occurred but for the inclusion of the patient in the trial.

1.3
Compensation should be paid to a child injured in utero through the participation of the subject’s mother in a clinical trial as if the child were a patient-volunteer with the full benefit of these Guidelines.

1.4
Compensation should only be paid for the more serious injury of an enduring and disabling character (including exacerbation of an existing condition) and not for temporary pain or discomfort or less serious or curable complaints.

1.5
Where there is an adverse reaction to a medicinal product under trial and injury is caused by a procedure adopted to deal with that adverse reaction, compensation should be paid for such injury as if it were caused directly by the medicinal product under trial.

1.6
Neither the fact that the adverse reaction causing the injury was foreseeable or predictable, nor the fact that the patient has freely consented (whether in writing or otherwise) to participate in the trial should exclude a patient from consideration for compensation under these Guidelines, although compensation may be abated or excluded in the light of the factors described in paragraph 4.2 below.

1.7
For the avoidance of doubt, compensation should be paid regardless of whether the patient is able to prove that the company has been negligent in relation to research or development of the medicinal product under trial or that the product is defective and therefore, as the producer, the company is subject to strict liability in respect of injuries caused by it.

Type of Clinical Research Covered

2.1
These Guidelines apply to injury caused to patients involved in Phase II and Phase III trials, that is to say, patients under treatment and surveillance (usually in hospital) and suffering from the ailment which the medicinal product under trial is intended to treat but for which a product licence does not exist or does not authorise supply for administration under the conditions of the trial.

2.2
These Guidelines do not apply to injuries arising from studies in non-patient volunteers (Phase I), whether or not they are in hospital, for which separate Guidelines for compensation already exist.

2.3
These Guidelines do not apply to injury arising from clinical trials on marketed products (Phase IV) where a product licence exists authorising supply for administration under the conditions of the trial, except to the extent that the injury is caused to a patient as a direct result of procedures undertaken in accordance with the protocol (but not any product administered) to which the patient would not have been exposed had treatment been other than in the course of the trial.

2.4
These Guidelines do not apply to clinical trials which have not been initiated or directly sponsored by the company providing the product for research. Where trials of products are initiated independently by doctors under the appropriate Medicines Act 1968 exemptions, responsibility for the health and welfare of patients rests with the doctor alone (see also paragraph 5.2 below).

Limitations

3.1
No compensation should be paid for the failure of a medicinal product to have its intended effect or to provide any other benefit to the patient.

3.2
No compensation should be paid for injury caused by other licensed medicinal products administered to the patient for the purpose of comparison with the product under trial.

3.3
No compensation should be paid to patients receiving placebo in consideration of its failure to provide therapeutic benefit.

3.4
No compensation should be paid (or it should be abated as the case may be) to the extent that the injury has arisen:

3.4.1
through a significant departure from the agreed protocol;

3.4.2
through the wrongful act or default of a third party, including a doctor’s failure to deal adequately with an adverse reaction;

3.4.3
through contributory negligence by the patient.

Assessment of Compensation

4.1
The amount of compensation paid should be appropriate to the nature, severity and persistence of the injury and should in general terms be consistent with the quantum of damages commonly awarded for similar injuries by an English Court in cases where legal liability is admitted.

4.2
Compensation may be abated, or in certain circumstances excluded, in the light of the following factors (on which will depend the level of risk the patient can reasonably be expected to accept):

4.2.1
the seriousness of the disease being treated, the degree of probability that adverse reactions will occur and any warnings given;

4.2.2
the risks and benefits of established treatments relative to those known or suspected of the trial medicine.

This reflects the fact that flexibility is required given the particular patient’s circumstances. As an extreme example, there may be a patient suffering from a serious or life-threatening disease who is warned of a certain defined risk of adverse reaction. Participation in the trial is then based on an expectation that the benefit/risk ratio associated with participation may be better than that associated with alternative treatment. It is, therefore, reasonable that the patient accepts the high risk and should not expect compensation for the occurrence of the adverse reaction of which he or she was told.

4.3
In any case where the company concedes that a payment should be made to a patient but there exists a difference of opinion between company and patient as to the appropriate level of compensation, it is recommended that the company agrees to seek at its own cost (and make available to the patient) the opinion of a mutually acceptable independent expert, and that his opinion should be given substantial weight by the company in reaching its decision on the appropriate payment to be made.

Miscellaneous

5.1
Claims pursuant to the Guidelines should be made by the patient to the company, preferably via the investigator, setting Out details of the nature and background of the claim and, subject to the patient providing on request an authority for the company to review any medical records relevant to the claim, the company should consider the claim expeditiously.

5.2
The undertaking given by a company extends to injury arising (at whatever time) from all administrations, clinical interventions or procedures occurring during the course of the trial but not to treatment extended beyond the end of the trial at the instigation of the investigator. The use of unlicensed products beyond the trial period is wholly the responsibility of the treating doctor and in this regard attention is drawn to the advice provided to doctors in MAL 3Q2 concerning the desirability of doctors notifying their protection society of their use of unlicensed products.

5.3
The fact that a company has agreed to abide by these Guidelines in respect of a trial does not affect the right of a patient to pursue a legal remedy in respect of injury alleged to have been suffered as a result of participation. Nevertheless, patients will normally be asked to accept that any payment made under the Guidelines will be in full settlement of their claims.

5.4
A company sponsoring a trial should encourage the investigator to make clear to participating patients that the trial is being conducted subject to the ABPI Guidelines relating to compensation for injury arising in the course of clinical trials and have available copies of the Guidelines should they be requested.

References

1
Guidelines for Medical Experiments in Non-patient Human Volunteers, ABPI March 1988, as amended May 1990.
2
MAL 30— A Guide to the Provisions affecting Doctors and Dentists, DHSS, (Revised June 1985)

The Association of the British Pharmaceutical Industry
12 Whitehall London SW1

Schedule 5
Assignment and Licence from Company to CRT

THIS AGREEMENT is made the________ day of _______________________20[●●]

BETWEEN:

(1)
CANCER RESEARCH TECHNOLOGY LIMITED, a company registered in England and Wales with number 1626049 with registered office at Angel Building, 407 St. John Street, London, EC1V 4AD, England (“CRT”); and

(2)
[MONOPAR THERAPEUTICS LLC, a limited liability company registered in/incorporated in/ established under the laws of The State of Delaware, U.S.A., with registered office/principal place of business at 598 Rockefeller Road, Lake Forest, Illinois, U.S.A., 60045] (the “Company”).

WHEREAS

(A)
CRT, the Company and the Charity (as defined below) are parties to a Clinical Trial and Option Agreement dated [●●●] (the “CTOA”) relating to the Investigational Medicinal Product (as defined in the CTOA).

(B)
Pursuant to clause 7.5 of the CTOA, the Company has agreed to assign the Company Intellectual Property and sub-license the XOMA IP in return for a royalty and a share of any revenue generated by CRT from the commercial exploitation of such intellectual property rights upon the terms and conditions set out below.

NOW IT IS HEREBY AGREED as follows:

1.
INTERPRETATION

1.1
In this Agreement except where the context requires otherwise, the following words and expressions shall have the following meanings:

“Affiliate”	has the same meaning as that ascribed to that phrase in the CTOA.
“Accountancy Opinion”
means the opinion of an independent United Kingdom chartered accountant appointed by agreement between the Parties or in default of such agreement within twenty one (21) days of either Party seeking in writing to the other to appoint such accountant, at the request of either Party, by the President for the time being of the Institute of Chartered Accountants in England and Wales, referred to in Clauses 6.3 and 12.1.

“Charity”	means Cancer Research UK, a charity registered under number 1089464 of Angel Building, 407 St. John Street, London EC1V 4AD, England.

“Clinical Trial”	has the meaning given in the CTOA.
“Company Intellectual Property”	means the Company Patent Rights and all rights in the Company Materials, the Investigational Medicinal Product and the Company Know-How.
“Company Know-How”
means: (a) any Know How that was disclosed by the Company to the Charity pursuant to the CTOA; (b) any Know How described in Annex 2; and (c) such other Know How in the Company’s Control relating to the Investigational Medicinal Product (and any constituents thereof) or any Back-Up Antibody including but not limited to: (i) any safety and toxicological data; (ii) information relating to manufacturing/production; (iii) information relating to quality; (iv) information relating to safe and proper handling, storage and use; and (v) any information which would in any way improve the prospects for its commercialisation.

“Company Materials”	means Materials Controlled by the Company which include and relate to the Investigational Medicinal Product, the Antibody and the Back-Up Antibodies, more particularly described in Annex 3.
“Company Patent Rights”
means (i) those Patent Rights listed in Annex 1A; (ii) those Patent Rights Controlled by the Company which would be infringed by the unauthorised manufacture, use or sale in, or importation into, the relevant country of the Investigational Medicinal Product, Antibody or Back-Up Antibodies; and (iii) all Patent Rights deriving priority from (i) and (ii).

“Control”	has the meaning given in the CTOA.
“Data Exclusivity Period”
means any period of clinical trial data or other regulatory exclusivity, together with any such periods under national implementations in the European Union of Article 10.1 of Directive 2001/EC/83 and all equivalents elsewhere in the Territory.

“Direct Costs”	means XOMA Licence Payments paid by CRT pursuant to Clause 7.2.
“Effective Date”	means the date of this Agreement.
“First Commercial Sale”
means, with respect to a Licensed Product, the first transfer or disposition for value of such Licensed Product by or on behalf of CRT or a Sub-Licensee or an Affiliate of either of them, after all relevant Regulatory Authorisations for the transfer or disposition of such Licensed Product have been obtained in respect of the relevant region or country.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

“Gross Revenue”
means any and all monies or non-monetary consideration (including securities) received by CRT from time to time in respect of the commercial exploitation of the Investigational Medicinal Product, Antibody, Back-Up Antibodies, or any Licensed Product; [***]. For the avoidance of doubt, any developmental and/or sales milestone revenue shall constitute Gross Revenue, and not Royalties.

“Investigational Medicinal Product” or “IMP”	has the meaning given in the CTOA.
“Intellectual Property Rights”
means all Patent Rights, Know-How, copyright, database rights, design rights, moral rights, rights in trade names, logos and trade and service marks, domain names, rights in Materials and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of them which may subsist anywhere in the world, whether or not any of them are registered including any application for registration of any of them.

“Know-How”	has the meaning given in the CTOA.
“Licence”	has the meaning given in the CTOA.
“Licensed Product”
means any product:
a) whose application for a Regulatory Authorisation from a Regulatory Authority in any jurisdiction included the Clinical Trial Results and/or the Final Report and/or the Data Listings or any part of any of them, and/or

b) that contains the Antibody or a Back-Up Antibody (or any part of either), in each case whether or not as the sole active ingredient, and/or

c) the unauthorised manufacture, sale or use of which would infringe a valid claim of the Company Patent Rights,

where “Clinical Trial Results”, “Final Report” and “Data Listings” have the meaning given to them in the CTOA and “Regulatory Authorisation” has the meaning given to it in the Licence.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

“Materials”	has the meaning given in the CTOA.
“NDA”
means, in relation to any Licensed Product, a biologics license application, new drug application, supplementary new drug application, abbreviated new drug application or any of their equivalents filed with the United States Food and Drugs Administration (FDA) or any successor to it, a marketing authorisation application or its equivalent filed with the European Medicines Agency (EMEA) or any successor to it, or a marketing authorisation application or a product licence application or equivalent filed with the relevant Regulatory Authority in any one or more countries or regions within the Territory.

“Net Revenue”	means Gross Revenue less Direct Costs.
“Net Sales Value”
means, in relation to Licensed Product, the gross amount invoiced by CRT or Sub-Licensee or Affiliate of CRT or a Sub-Licensee [***] to the extent that any of those items are included as separate items in the amount so invoiced, and [***]

“Party”	means either party to this Agreement and “Parties” means both of them.
“Patent Rights”	has the meaning given in the CTOA.
“Royalties”	means any monies that CRT receives from a Sub-Licensee which are a percentage of Net Sales Value only, and are paid to CRT on a Licensed-Product by Licensed-Product and country-by-country basis.
“Sub-Licensee”
means any person who is granted a sub-licence in respect of the Company Intellectual Property under this Agreement; and/or any person who is granted a sub-licence (whether under the Company Intellectual Property or otherwise) to sell Licensed Products anywhere in the Territory, but shall not mean distributors, wholesalers, and sales agents (sale to whom will be sales for the purpose of Net Sales Value).

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

“Territory”	means worldwide.
“XOMA IP”	has the meaning given in the CTOA.
“XOMA Licence”	has the meaning given in the CTOA.
“XOMA Licence Payments”	has the meaning given in the CTOA.

1.2
The headings in this Agreement are for convenience only and shall not affect its interpretation. Unless the contrary intention appears, words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association, organisation or other entity, in each case whether or not having separate legal personality. References to the words “include” or “including” shall be construed without limitation to the generality of the preceding words.

2.
ASSIGNMENT AND LICENCE FROM COMPANY TO CRT

2.1
Pursuant to clause 7.5 of the CTOA, and in consideration of the provisions of Clause 4, the Company hereby assigns to CRT with full title guarantee:

2.1.1
[***] the Company Patent Rights (and the inventions disclosed in such Company Patent Rights) and the [***];

2.1.2
[***] the Company Intellectual Property and [***];

2.1.3
[***] the Company Intellectual Property [***];

2.1.4
[***] the Company Patent Rights; and

2.1.5
[***].

2.2
Effective only upon a written request from CRT and to the extent it is entitled to do so under the XOMA Licence, the Company hereby grants to CRT [***] to research, develop, make, have made, import, use and sell the Investigational Medicinal Product and products incorporating the Antibody or any Back-Up Antibody. The licence granted under this Clause 2.2 shall become effective upon written notice from CRT to the Company (such notice to be given within thirty (30) days of the Effective Date).

2.3
The Company shall disclose to CRT any Company Know-How that was not already disclosed to CRT pursuant to the CTOA within three (3) months of the Effective Date and agrees that the Company Know-How may be used by CRT and anyone to whom CRT discloses the Company Know-How, and that the Company shall not disclose the Company Know-How to any third party or use the Company Know-How in any internal research programme.

2.4
The Company either has or shall transfer, or procure the transfer of, the Company Materials and any and all rights therein to CRT (or any third party nominated by CRT) within three (3) months of the Effective Date and agrees that the Company Materials may be used by CRT and any third party authorised by CRT and that the Company shall not transfer any Company Materials to any third party or use the Company Materials in any internal research programme.

2.5
At CRT’s request, the Company shall negotiate with CRT in good faith on reasonable commercial terms a [***] the Company and not already licensed or assigned under this Agreement which may be necessary and/or useful for the development and/or commercial exploitation of the Company Intellectual Property.

3.
ASSISTANCE AND FURTHER ASSURANCE

3.1
The Company shall promptly provide to CRT or its nominated patent agent all documents relating to the filing, prosecution and maintenance of the Company Patent Rights.

3.2
The Company shall execute, sign and do all instruments, applications, documents, acts and things that may reasonably be required by CRT to enable CRT to enjoy the full benefit of the property and rights hereby assigned or licensed and (if requested to do so by CRT) to apply for any patents or other forms of protection in respect of the Investigational Medicinal Product throughout the world and fully and effectively to assign the same to CRT or as CRT shall direct.

3.3
The Company shall assist CRT and any third party that CRT may nominate in understanding and using the Company Know-How and the Company Materials and assist CRT and any such third party in relation to any further development of the Investigational Medicinal Product and any regulatory application in relation thereto (including without limitation and to the extent that the Company may lawfully do so by the provision of information that may be requested from time to time in relation to the origin, development, and distribution by the Company to any third parties of the Licensed Product).

3.4
The Company shall maintain the XOMA Licence, and not terminate it without the prior written agreement of CRT.

3.5
To the extent it has the rights under the XOMA Licence to Control Patent Rights which are XOMA IP, the Company shall transfer to CRT control of the filing, prosecution, maintenance, enforcement and defence of any such Patent Rights to CRT.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

4.
CONSIDERATION

4.1
Subject to Clause 4.5, CRT and the Company shall share Net Revenue in the following proportions:

CRT [***];
Company [***].

4.2
In the event that any Gross Revenue is received by CRT as part of the consideration for the grant of rights which include rights other than those in respect of Company Intellectual Property, CRT shall apportion the consideration as between on the one hand, the rights granted in respect of the Company Intellectual Property and, on the other, any other rights granted, in such manner as is fair and reasonable.

4.3
If CRT receives any non-monetary consideration in respect of the commercial exploitation of the Company Intellectual Property (such as company stocks and shares), such non-monetary consideration shall not form Gross Revenue until CRT has received cash proceeds from the disposal or other realisation of such consideration. CRT shall not determine the timing of and price for any realisation of the Company’s share of non-monetary consideration without first having notified and consulted the Company, but shall otherwise seek to realise such non-monetary consideration at the earliest opportunity that is consistent with securing a reasonable return. For the avoidance of doubt, any dividend or similar monetary consideration received in respect of such non-monetary consideration shall form Gross Revenue.

4.4
Subject to Clause 4.5, CRT and the Company shall share any Royalties received by CRT in each calendar quarter of the Royalty Term in the following proportions:

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

CRT [***];
Company [***],

provided that under no circumstance other than that set out in Clause 4.5 shall CRT pay the Company under this Clause 4.4 [***] in each such calendar quarter. CRT shall include in any and all sub-licenses granted under this Agreement obligations on its sub-licensee(s) to make timely payments (on not less than a quarterly basis) of sufficient royalties to CRT to ensure that CRT can meet its obligations under this Clause 4.4.

In this Clause 4.4, “Royalty Term” means a period, on a Licensed Product-by-Licensed Product, country-by-country basis, beginning on the Effective Date and ending upon the later to occur of:

4.4.1
the expiry of any Data Exclusivity Period in respect of the data submitted for the NDA for such Licensed Product in such country;

4.4.2
the expiry of ten (10) years from the First Commercial Sale; and

4.4.3
the date when unauthorised manufacture, sale or use of the Licensed Product would no longer infringe a valid claim of the Company Patent Rights in the country of sale or manufacture.

4.5
Without restricting or limiting any of the Charity’s or CRT’s rights under the CTOA, CRT may deduct as a first charge and set off from sums due to the Company under this Clause 4 any and all sums of any nature that are due and payable, but not yet paid, by the Company to CRT or the Charity under or in connection with the CTOA (including, without limitation, any sums due pursuant to Clause 9.2 or 12.2 of the CTOA).

5.
PAYMENT AND STATEMENT

5.1
All payments due to the Company under this Agreement shall be made in United States Dollars in cleared funds to such bank account as Company may notify to CRT from time to time.

5.2
CRT shall pay to Company:

5.2.1
payments due under Clause 4.1, Clause 4.2, and Clause 4.3 within thirty (30) days of CRT receiving the revenue; and

5.2.2
the payments due pursuant to Clause 4.4 Quarterly within thirty (30) days of the end of each Quarter in which the corresponding Royalties are received by CRT.

5.3
Where Licensed Products are sold or Sub-Licence Revenue or Royalties are received by CRT (or a Sub-Licensee) in a currency other than United States Dollars, the rate of exchange to be used for converting such other currency into United States Dollars shall be the relevant mid-spot rate for the currency quoted by the Financial Times on the last day of the Quarter to which they relate.

5.4
All costs of transmission and currency conversion shall be borne by CRT.

5.5
All payments to the Company under this Agreement are expressed to be exclusive of value added tax howsoever arising, and CRT shall pay to the Company in addition to those payments or, if earlier, on receipt of a tax invoice or invoices from the Company, all value added tax for which the Company is liable to account in relation to any supply made or deemed to be made for value added tax purposes pursuant to this Agreement.

5.6
All sums payable under this Agreement shall be paid without deduction or deferment in respect of any claims whatsoever and of any taxes except any tax which CRT is required by law to deduct or withhold. If CRT is required by law to make any such tax deduction or withholding, CRT shall pay to the Company such amount as shall, after deduction, amount to the sum referred to in this Agreement give reasonable assistance to the Company to claim exemption from or (if that is not possible) a credit for the deduction or withholding under any applicable double taxation or similar agreement from time to time in force, and shall promptly give the Company proper evidence as to the deduction or withholding and payment over of the tax deducted or withheld.

5.7
Where the Company does not receive payment of any sums due to it by the due date, interest shall accrue both before and after any judgment on the sum due and owing to the Company at the rate equivalent to an annual rate of two percent (2%) over the then current base rate of the Bank of England, calculated on a monthly basis, until the full amount is paid to the Company, without prejudice to the Company’s right to receive payment on the due date.

5.8
Within thirty (30) days after the end of each Quarter, CRT shall send to the Company a written statement detailing in respect of that Quarter (including a nil report if appropriate):

5.8.1
any payments which became due to Company;

5.8.2
for each sub-licence, details of each item of Sub-Licence Revenue received by CRT during that Quarter and the Sub-Licence Revenue payable to Company thereon;

5.8.3
the quantity of each type of Licensed Product sold or otherwise disposed of by CRT or any Sub-Licensees in each country in the Territory;

5.8.4
the Net Sales Value in respect of each such type of Licensed Product in each country of the Territory;

5.8.5
the aggregate Net Sales Value in respect of that Quarter for Licensed Product;

5.8.6
the type and value of deductions made in the calculation of Net Sales Value by type of Licensed Product and country;

5.8.7
any currency conversions, showing the rates used;

5.8.8
any further information necessary for the calculation of Sub-Licence Revenue and Net Sales Value of Licensed Products and/or the Royalties due to Company; and

5.8.9
the amount of the Royalties due to Company in respect of that Quarter.

6.
ACCOUNTS

6.1
CRT shall:

6.1.1
keep and notwithstanding termination of this Agreement, maintain and shall procure that each Sub-Licensee keeps and maintains, for at least three (3) years, true and accurate accounts and records (including any underlying documents supporting such accounts and records) in sufficient detail to enable the amount of all sums payable under this Agreement to be determined; and

6.1.2
during the Term and thereafter until the said period of three (3) years relevant to the accounts and records has expired, at the reasonable request of Company and (subject to Clause 6.2) at the expense of the Company from time to time, permit or procure permission for a qualified accountant nominated by the Company to inspect and audit those accounts and records and, to the extent that they relate to the calculation of those sums, to take copies of them. Subject to receiving not less than thirty (30) days written notice, CRT shall at the request of the Company assemble in one location that is respectively convenient to CRT and Sub-Licensee(s) all such relevant accounts and records of CRT and all Sub-Licensee(s).

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

6.2
If, following any inspection pursuant to Clause 6.1.2, the Company’s nominated accountant certifies to the Company that the payments in respect of any Quarter or Year fall short of the sums which were properly payable in respect of that Quarter or Year under this Agreement, the Company shall send a copy of the certificate to CRT and CRT shall (subject to Clause 6.3) within thirty (30) days of the date of receipt of the certificate pay the shortfall to the Company and, [***] of the sum properly payable, CRT shall also reimburse to the Company the reasonable costs and expenses of the Company in making the inspection.

6.3
If within fifteen (15) days of the date of receipt by CRT any certificate produced pursuant to Clause 6.2 CRT notifies the Company in writing that it disputes the certificate, the dispute shall be referred for resolution by Accountancy Opinion in accordance with Clause 12.1.

7.
XOMA LICENCE

7.1
As of the Effective Date and subject to any notices served pursuant to Clause 8.2.11 of the CTOA, the Company hereby restates and gives the warranties and representations set out in Clause 8.2 of the CTOA (save that references in such provisions to: (i) the “Agreement” shall mean this Agreement not the CTOA; (ii) to rights granted to the Charity shall mean rights granted to CRT; and (iii) to the “Commencement Date” shall mean the Effective Date). In addition, the Company shall give as much notice as practicable to CRT if the XOMA Licence is liable to be, or is summarily terminated, and at CRT’s request use its commercially reasonable endeavours to facilitate a continuance and an assignment of the XOMA Licence to CRT.

7.2
CRT will be responsible for paying directly to XOMA (US) LLC any XOMA Licence Payments incurred after the Effective Date, in each case in accordance with the terms of the XOMA Licence insofar as such XOMA Licence Payments are triggered by, and only by, CRT or any of its Sub-Licensee(s) or Affiliates. Each XOMA Licence Payment paid by CRT shall be a Direct Cost. The Company will remain solely responsible for all XOMA Licence Payments incurred prior to the Effective Date.

8.
MANAGEMENT AND EXPLOITATION

8.1
The filing, prosecution, maintenance, enforcement and defence of any Company Intellectual Property and further development and commercial exploitation thereof shall be at the sole discretion of CRT.

9.
CONFIDENTIALITY

9.1
Subject to the other provisions of this Clause 9, each Party undertakes that both during and after termination of this Agreement, it will keep confidential and not disclose to any person other than to its officers, employees or professional advisors whose province it is to know, any confidential proprietary information of the other Party disclosed to or obtained by it in connection with this Agreement. For these purposes, Company Know-How shall be deemed to be the confidential information of CRT but only to the extent such Company Know-How pertains solely or directly to the Licensed Product and the Field. Additionally, subject to the provisions of Clause 9.2, any information of the Charity (and any charitable body succeeding to it) disclosed to or obtained by the Company in connection with this Agreement shall be deemed to be the confidential information of the Charity.

9.2
With the exception of Company Know-How which the Company shall keep confidential in accordance with Clause 9.1, Clause 9.1 shall not apply to:

9.2.1
information which is or was already known to the receiving Party at the time of disclosure under this Agreement, as shown by the receiving Party’s written records, without any obligation to keep it confidential;

9.2.2
information which at the time of being disclosed or obtained by the receiving Party under this Agreement or at any time thereafter, is published or otherwise generally available to the public other than due to default by the receiving Party of its obligations hereunder; or

9.2.3
information which is required to be disclosed by a competent Court or regulatory authority or otherwise by applicable law or statute or any rule or regulation of any Regulatory Authority or other government or administrative agency or authority, to the extent of such disclosure, provided that the receiving Party shall give notice of such disclosure as soon as reasonably practicable.

9.3
Clause 9.1 above shall not apply to the use or disclosure of any information by any Party for the purpose of exercising or enforcing its rights under this Agreement.

9.4
Each Party will ensure that all personnel and third parties to whom confidential information of another Party is disclosed are informed of the provisions of this Clause 9.

9.5
So long as this Agreement remains in effect, as between CRT and the Company only, clause 5 of the CTOA shall cease to operate and this Clause 9 shall replace and supersede the obligations and rights of CRT and the Company only under such clause 5 of the CTOA.

WARRANTIES

10.1
The Company represents and warrants to CRT that to the best of its knowledge and belief:

10.1.1
it is not aware of any inventors of the Company Patent Rights other than the inventors named therein;

10.1.2
it is the legal and beneficial owner of the Company Intellectual Property free of any third party rights or encumbrances;

10.1.3
it has not and will not enter into any Agreement which prevents it fulfilling its obligations under this Agreement;

10.1.4
it has not done anything whereby the whole or any part of the rights assigned or licensed under the Agreement might be invalidated or registration of them refused;

10.1.5
the manufacture, use and possession of the Investigational Medicinal Product by CRT or any person authorised by CRT shall not infringe the rights (including without limitation any Intellectual Property Rights) of any third party; and

10.1.6
it has not done or omitted to do anything with respect to the Investigational Medicinal Product which may materially prejudice the further development of the Investigational Medicinal Product or adversely affect any application which may be made to any regulatory authority concerned with the approval of medicinal products and their sale.

10.2
Nothing in this Agreement shall be treated as imposing on CRT any liability to the Company in relation to the further development and commercial exploitation of the Investigational Medicinal Product or the Company Intellectual Property.

11.
DURATION

11.1
This Agreement shall come into force on the Effective Date and shall extend for so long as CRT has the potential to receive Gross Revenue and/or Royalties.

12.
DISPUTE RESOLUTION

12.1
Insofar as this Agreement provides that a matter shall be resolved by Accountancy Opinion or Expert Opinion the opinion of such expert (who shall act as an expert and not as an arbitrator) shall be final and binding on the Parties. In the event of a Party seeking an Accountancy Opinion or Expert Opinion under this Agreement, each Party shall make written submissions to the expert so appointed and to the other Party within fourteen (14) days of the appointment. Each Party shall have seven (7) days to respond to the other’s submissions. The expert shall be requested to deliver his Accountancy Opinion or Expert Opinion within a further thirty (30) days. The costs of any Accountancy Opinion or Expert Opinion shall be borne in such proportions as the expert may determine in his opinion to be fair and reasonable in all the circumstances or, if no such determination is made in the opinion, by the Parties in equal proportions.

12.2
It shall be a condition precedent to the commencement of any action in court or other tribunal (save an action for an interim injunction or an Expert Opinion sought under Clause 12.1) in respect of any dispute relating to this Agreement that the Parties have sought to resolve the dispute by either Party notifying the other Party in writing for resolution to the Chief Executive Officer (in the case of CRT) and the Chief Executive Officer (in the case of the Company) (or their express delegates) (the “Senior Executives”) who shall meet (whether in person or via teleconference) within twenty one (21) days of such notice to seek resolution in good faith. If the Senior Executives are unable to resolve the dispute at such meeting, either Party may pursue any remedy available to such Party at law or in equity, subject to the terms and conditions of this Agreement and the other agreements expressly contemplated hereunder.

13.
GENERAL

13.1
The surviving terms and conditions of the CTOA shall, in accordance with its terms, continue in full force and effect.

13.2
This Agreement shall be governed by and construed in accordance with English law and each Party agrees to submit to the exclusive jurisdiction of the English courts (except in respect of disputes under Clause 9 where jurisdiction is non-exclusive).

13.3
This Agreement may be executed in any one or more number of counterpart agreements, as scanned email attachments, and all signatures and counterparts so exchanged shall be considered as original and shall be deemed to form part of and together constitute this Agreement.

IN WITNESS whereof this document is executed by the parties on the date stated at the beginning of this Agreement through their authorised signatories

Signed by:	_____________________________________

Name:	_____________________________________
Title:	_____________________________________

For and on behalf of
CANCER RESEARCH TECHNOLOGY LIMITED

Signed by:	_____________________________________

Name:	_____________________________________

Title:	_____________________________________

For and on behalf of
MONOPAR THERAPEUTICS LLC

ANNEX 1A
COMPANY PATENT RIGHTS

[Drafting note – Annex 1A to include those patents identified in schedule 1 of the CTOA and any applications made during the term of the CTOA relating to the Investigational Medicinal Product and its use (e.g. formulation, manufacturing, etc.)]

PATENT/ APPLICATION NUMBER	TITLE	TERRITORY	FILING DATE

ANNEX 1B
COMPANY COMBINATION PATENT RIGHTS

PATENT/ APPLICATION NUMBER	TITLE	TERRITORY	FILING DATE

ANNEX 2
COMPANY KNOW-HOW

ANNEX 3
COMPANY MATERIALS

Schedule 6
Protocol
(copy of protocol to be inserted here)

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.
Schedule 7
Company Materials
(insert list of materials to be provided by the Company to the Charity)

[***]; purified huATN-658 reference material.

Schedule 7 - Part 2
Company GMP Materials
(insert list of GMP materials to be provided by the Company to the Charity)

[***].
Schedule 8
Back-Up Antibodies

The [***] known as [***], each of which is owned by the Company but, as at the Commencement Date, are held by XOMA at its premises.

Schedule 9
XOMA Licence
(copy of XOMA Licence to be inserted here)

Schedule 10
Progress Reports

Schedule 11
Clinical Protocol Summary
(To be added to this Agreement within 3 months of signing)

Schedule 12
Escrow Agreement

ESCROW AGREEMENT

THIS AGREEMENT is made the ________ day of ________ 2015 (the “Effective Date”)

AMONG:

CANCER RESEARCH UK a company limited by guarantee registered under number 4325234 and a charity registered under number 1089464 of Angel Building, 407 St. John Street, London, EC1V 4AD, England (the “Charity”);

CANCER RESEARCH TECHNOLOGY LIMITED a company registered in England and Wales with number 1626049 and registered office at Angel Building, 407 St. John Street, London, EC1V 4AD, England (“CRT”);

MONOPAR THERAPEUTICS LLC, a limited liability company registered in/incorporated in/ established under the laws of The State of Delaware, U.S.A., with registered office/principal place of business at 598 Rockefeller Road, Lake Forest, Illinois, U.S.A., 60045 (the “Company”); and

[NAME], as the escrow agent (the “Escrow Agent”).

WHEREAS:

(A) The Charity, CRT and the Company have entered into that certain CLINICAL TRIAL AND OPTION AGREEMENT (the “CTOA”), a true copy of which (as executed) is attached hereto as Exhibit A, incorporated herein by reference and made a part of this Agreement;

(B) The Charity, CRT and the Company further intend that the Company shall hold in escrow, throughout the Escrow Period, Eight Hundred Thousand Dollars ($800,000.00 USD) as collateral for the liabilities of the Company under the CTOA (“Escrow Consideration”);

NOW IT IS HEREBY AGREED as follows:

1. Escrow.

1.1 Escrow Fund. The Escrow Agent shall immediately establish and open an account to receive, invest, hold and disburse the funds that constitute (i) the Escrow Consideration (the “Escrow Fund”) and (ii) the Escrow Earnings (defined below). That account is referred to as the “Escrow Account”.

1.2 Appointment. CRT, the Charity, and the Company hereto hereby appoint, and the Escrow Agent hereby accepts such appointment as, and agrees to act throughout the Escrow Period as, the escrow agent to hold, safeguard and disburse the Escrow Fund and the Escrow Earnings (defined below) pursuant to the terms and conditions hereof.

1.3 Deposit. Within fourteen (14) days of the Effective Date, the Company shall deposit the Escrow Consideration in the Escrow Account and provide written evidence of the same to CRT and the Charity.

1.4 Investment of the Escrow Consideration.

(a) The Escrow Agent agrees to invest and reinvest funds in the Escrow Account, but only upon written instruction signed by an authorized agent of the Company, and only in one or more of the following investments (the “Permitted Investments”) from time to time: (i) bank accounts; (ii) bank money-market accounts; (iii) short-term certificates of deposit; or (iv) short-term securities issued or guaranteed by the United States government.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

(b) The Company, the Charity, and CRT recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any Permitted Investment. Interest and other earnings on Permitted Investments shall be added to the Escrow Account and disbursed in accordance with Sections 4 and 5 hereof. Without prejudice to Section 2, any loss or expense incurred as a result of an investment will be borne by the Escrow Account. In the event that the Escrow Agent does not receive directions to invest funds held in the Escrow Account, the Escrow Agent shall invest such funds in bank money-market accounts.

(c) The Escrow Agent is hereby authorized to execute purchases and sales of Permitted Investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent shall send statements to the Company hereto on a monthly basis reflecting activity in the Escrow Account for the preceding month. Although the Company recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Company hereby agrees that confirmations of Permitted Investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. No statement need be rendered for the Escrow Account if no activity occurred for such month. The Company shall send statements to CRT hereto on a quarterly basis stating the balance of funds in the Escrow Account for the preceding quarter.

(d) The Escrow Agent shall sell or redeem any Permitted Investments as necessary to make any payments or distributions required under this Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment made pursuant to, and in accordance with, this Agreement, or for any loss resulting from the authorized sale of such investment.

(e) Proceeds of the sale of investments will be delivered on the business day on which the appropriate instructions are received by the Escrow Agent if received prior to the deadline for same day sale of such permitted investments. If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding business day.

(f) Investments will be made promptly following the availability of such funds to the Escrow Agent taking into consideration the regulations and requirements (including investment cut-off times) of the Federal Reserve wire system, any investment provider and the Escrow Agent.

(g) The Company, the Charity, and CRT shall furnish the Escrow Agent with a completed Form W-8 or Form W-9, as applicable.

1.5 Purpose of the Escrow Fund. The Escrow Fund shall be held by the Escrow Agent to provide a source of collateral for the liabilities of the Company under the CTOA.

1.6 Escrow Period. The “Escrow Period” shall mean the period commencing on the Effective Date and ending on the earlier of:

(i) the date that [***];

(ii) by mutual written agreement between the Company, CRT, and the Charity to terminate this Agreement for any reason; or

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

(iii) five (5) years from the Effective Date of the CTOA;

(the “Claim Expiration Date”); provided that if there are any Claims that are not Resolved at the end of such period, the Escrow Period shall extend automatically beyond the Claim Expiration Date and continue until such time as all Claims have been Resolved.

The Company, CRT, and the Charity shall jointly deliver to Escrow Agent written notice upon the end of the Escrow Period, unless it has been five (5) years since the Effective Date of the CTOA, in which case no notice is required.

“Resolved” shall mean, in respect of a Claim, that the Claim has been (i) agreed in writing between the Company, the Charity and CRT as to both liability and quantum; (ii) finally determined (as to both liability and quantum) pursuant to Section 5 or, if applicable, by a court of competent jurisdiction from which there is no right of appeal, or from whose judgment the relevant Party is debarred (by passage of time or otherwise) from making an appeal, including in situations where the Claim relates to a third party claim brought against the Charity, CRT or a Charity Indemnitee; or (iii) unconditionally withdrawn by the Charity and CRT in writing; and, in each case, all sums due to the Charity or CRT under this Agreement in respect of such Claim have been paid.

1.7 Instructions. All instructions required under this Agreement will be delivered to Escrow Agent in writing, in either original or facsimile form, executed by an authorized person of each of the Company, CRT, and the Charity. Escrow Agent reserves the right to telephone an authorized person to confirm the details of such instructions or documents.

1.8 Taxes and Income Distributions.

(a) Ownership of Funds in Escrow. For U.S. federal income tax purposes, the parties hereto agree that the Company shall be treated as owning the funds in the Escrow Fund.

(b) Treatment of Escrow Fund Earnings. The Company shall include in its taxable income all interest, dividends and other income earned on the amounts in the Escrow Fund (the “Escrow Earnings”), and the Escrow Agent shall make distributions to the Company (“Income Distributions”), at the end of each calendar quarter and upon the final distribution out of the Escrow Fund, [***]; provided that in no circumstance shall Income Distributions result in the Escrow Fund falling below eight hundred thousand US dollars ($800,000 USD).

2. Maintenance of Escrow Fund.

2.1 Minimum. The Company shall ensure at all times during the Escrow Period that the Escrow Fund is at least equal to the difference between (i) the amount of eight hundred thousand US dollars ($800,000 USD), and (ii) [***] in connection with Claims made under Section 5.1 (the “Escrow Balance”). The Company shall also ensure at all times during the Escrow Period that the Escrow Balance is available for payment to the Charity or CRT in connection with Claims allowed under Section 5.

2.2 Additional Deposits. If, for any reason, at any time during the Escrow Period the Escrow Fund is less than the Escrow Balance, the Company shall immediately make any additional deposits in the Escrow Account, and take any other steps, needed to ensure that it meets its obligations under Section 2.1.

3. Fees. The Escrow Agent shall be entitled to receive a fee for its services under this agreement. The fee shall be ____________________. Fees are payable by the Company and shall not be paid out of or deducted from the Escrow Fund.

4. Disbursement. Promptly after the Escrow Period, the Escrow Agent shall deliver to the Company all funds remaining in the Escrow Fund.

5. Claims Upon the Escrow Fund; Objections to Claims; Resolution of Conflicts.

5.1 Claims Upon Escrow Fund. By written notice to the Escrow Agent and the Company, CRT and the Charity shall have the right to make a Claim upon the Escrow Fund at any time during the Escrow Period before 5:00 p.m. Eastern Standard Time on the Claim Expiration Date upon any failure by the Company to fully discharge any of its obligations under, or fully meet its liabilities arising under or in connection with, the CTOA (each, a “Claim”), including if:

(a) the Company fails to fully discharge its obligations under Clause 9.2 of the CTOA. Subject to Clause 13 of the CTOA, CRT or the Charity, but not both, shall have the right to receive from the Escrow Agent an amount out of the Escrow Fund equal to the amount the Company has failed to cover to fully discharge its obligations under Clause 9.2 of the CTOA. Such right shall include the right of the Charity or CRT to make Claims on behalf of Charity Indemnitees, and receive from the Escrow Agent an amount out of the Escrow Fund equal to the amount payable by the Company to Charity Indemnitees, under the CTOA; and

(b) the Company fails to pay amounts owed to the Charity under Clause 12.2.2 of the CTOA upon termination of the CTOA by CRT or the Charity pursuant to Clause 11.2 or 11.4. Subject to Clause 13 of the CTOA, CRT or the Charity, but not both, shall have the right to receive from the Escrow Agent an amount out of the Escrow Fund equal to the amount the Company owes the Charity.

The Charity’s and CRT’s rights under this Section 5.1 are subject to Section 5.4.

5.2 Objections to Claims.

(a) At the time of delivery of a written notice of a Claim to the Escrow Agent and the Company by CRT or the Charity, and for a period of twenty (20) days after such delivery is made to the Company, the Escrow Agent shall make no delivery to CRT, the Charity, or the Charity Indemnitees of any amount from the Escrow Fund pursuant to Section 5.1 hereof unless the Escrow Agent shall have received written authorization from the Company to make such delivery. After the expiration of such twenty (20) day period, the Escrow Agent shall pay and deliver funds (in US dollars) claimed by the Charity or CRT from the Escrow Fund to an account designated by the Charity or CRT; provided, however, that no such payment or delivery may be made if the Company shall object in a written statement to the Claim made in the written notice, and such statement shall have been delivered to the Escrow Agent, the Charity and CRT prior to the expiration of such twenty (20) day period.

(b) The Company shall furnish CRT and the Charity with detailed written reason(s) for its objection at the same time as it delivers its objection to any Claim.

(c) The Company shall not unreasonably object to any Claim made to the Escrow Agent by CRT or the Charity, including by making any objection that has no reasonable prospect of being upheld if referred to arbitration.

5.3 Resolution of Conflicts; Arbitration.

(a) In case the Company shall object in writing to any Claim or Claims made in any written notice by CRT or the Charity, the Company, CRT, and the Charity shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims. If the Company, CRT, and the Charity should so agree, a memorandum setting forth such agreement shall be prepared and signed by the parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute funds or withhold payments from the Escrow Fund in accordance with the terms thereof.

(b) If no such agreement can be reached within twenty (20) business days after delivery of the Company’s written objection to CRT or the Charity’s Claim in the written notice notwithstanding good faith negotiation, any of the Company, CRT or the Charity may demand arbitration of the matter. The Company, CRT, or the Charity shall, within twenty (20) days of the demand, mutually select one independent arbitrator with at least five (5) years relevant experience; provided, however, that if the Company, CRT, and the Charity cannot agree upon one arbitrator during such twenty (20) day period, the Company, on the one hand, and CRT and the Charity, on the other, shall, within five (5) days following such twenty (20) day period, each select one arbitrator and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least five (5) years relevant experience. The arbitrator(s) shall set a limited time period and establish procedures designed to reduce the cost and time for discovery to the extent possible while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator(s) shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, should the arbitrator(s) determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator (or, in the case of three arbitrators, a majority of the three arbitrators) as to the validity and amount of any Claim in such written notice shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 5.2 hereof, the Escrow Agent shall act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). The arbitrator(s) shall also have the authority to award additional sums to the Charity and CRT, and reimbursement of attorneys’ fees and costs, should the arbitrator(s) determine that the objection had no reasonable prospect of being upheld.

(c) Judgement upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in London, England, under the International Arbitration Rules of the International Centre for Dispute Resolution then in effect.

(d) Each party shall bear its own fees and costs in connection with the arbitration. The fees, costs and expenses of the arbitrator(s), if any, shall be apportioned between the Company, on the one hand, and CRT and the Charity, on the other, based upon the inverse proportion of the amount of disputed items resolved in favor of such party (i.e., so that the prevailing party bears a lesser amount of such fees and expenses).

5.4 Limit. The maximum aggregate amount that the Charity and CRT may claim, and that is payable to them, from the Escrow Account to satisfy any and all Claims made under this Agreement shall be eight hundred thousand US dollars ($800,000 USD). The rights granted under this Agreement are in addition to, and not instead of, any rights of the Charity and CRT under or in connection with the CTOA, whether under contract, statute or tort. Nothing in this Agreement shall, or is intended to, limit such rights, including where sums paid under this Agreement do not fully discharge the Company’s liabilities.

6. Limitation on Escrow Agent’s Liability. The Escrow Agent’s responsibilities and liabilities shall be limited as follows:

6.1 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the CTOA or any other agreement between the parties thereto. The Escrow Agent shall not be responsible or liable in any manner whatsoever for the performance by the Company, CRT, or the Charity of their respective obligations under the CTOA or this Agreement, nor shall the Escrow Agent be responsible or liable in any manner whatsoever for the failure of any party to the CTOA to honor any of the provisions of the CTOA.

6.2 The duties and obligations of the Escrow Agent shall be limited to and determined solely by the express provisions of this Agreement and the CTOA, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document other than this Escrow Agreement or the CTOA, whether or not a copy and/or original of such agreement is held by Escrow Agent; and, the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument or document. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other agreement, instrument or document. All references in this Escrow Agreement to any other agreement (other than the CTOA) are for the convenience of the parties other than the Escrow Agent, and the Escrow Agent has no duties or obligations with respect thereto.

6.3 The Escrow Agent shall be entitled to rely upon and shall be protected in acting in reliance upon any instruction, notice, information, certificate, instrument or other document which is submitted to it in connection with its duties under, and in accordance with, this Agreement and which the Escrow Agent in good faith believes to have been signed or presented by the proper party or parties. The Escrow Agent shall have no liability with respect to the form, execution, validity or authenticity thereof.

6.4 The Escrow Agent shall be entitled to consult, at its own cost, with independent counsel of its own selection and the opinion of such counsel shall be full and complete authorization and protection to the Escrow Agent in respect of any action taken or omitted by the Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel, unless caused by or arising from its own fraud, gross negligence or willful misconduct.

6.5 The Escrow Agent shall have no responsibility or liability for any diminution in value of any assets held under this agreement which may result from any investments or reinvestments made in accordance with any provision which may be contained in this agreement.

6.6 The Escrow Agent shall not be liable for any action taken or omitted under this Agreement while acting in good faith, unless caused by or arising from its own fraud, negligence or misconduct.

6.7 The Escrow Agent shall have the right to perform any of its duties hereunder through custodians or nominees, and shall be liable for all acts and omissions of such custodians or nominees as if they were acts or omissions of the Escrow Agent.

6.8 Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all of the Escrow Agent’s rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

6.9 The Escrow Agent shall have the right at any time to resign for any reason and be discharged of its duties as Escrow Agent hereunder by giving written notice of its resignation to the parties hereto at least thirty (30) calendar days prior to the date specified for such resignation to take effect. In addition, the Company, the Charity and CRT may remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument given to the Escrow Agent, which instrument shall be signed by each of the Company, the Charity and CRT and shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent which, unless the Company, CRT, and the Charity otherwise agree in writing, shall be a bank or trust company organized under the laws of the United States of America or of the State of Illinois shall be appointed by Company with the approval of CRT and the Charity, which approval shall not be unreasonably delayed, conditioned, or withheld. Any such successor escrow agent shall deliver to Company, CRT and the Charity a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Escrow Fund. All responsibilities of the Escrow Agent hereunder shall cease and terminate on the effective date of its resignation or removal and its sole responsibility thereafter shall be to hold the Escrow Fund for a period of thirty (30) calendar days following the effective date of resignation or removal, at which time:

(1) if a successor Escrow Agent shall have been appointed and written notice thereof shall have been given to the resigning or removed Escrow Agent by parties hereto and the successor Escrow Agent, then the resigning Escrow Agent shall deliver the remaining Escrow Fund to the successor Escrow Agent; or

(2) if a successor Escrow Agent shall not have been appointed, for any reason whatsoever, the resigning or removed Escrow Agent shall deliver the Escrow Fund to a court of competent jurisdiction in the County of New York, New York and give written notice of the same to Company, CRT, and the Charity.

6.10 In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Fund, which, in its sole discretion, are in conflict either with other instructions received by it or with any provision of this Agreement, the Escrow Agent shall have the absolute right to suspend all further performance under this Agreement (except for the safekeeping and investment of the Escrow Fund) until such uncertainty or conflicting instructions have been resolved by alternative dispute resolution, to the Escrow Agent’s sole satisfaction, pursuant to Section 7 hereof or by final judgment of a court of competent jurisdiction, joint written instructions executed by all parties hereto, or otherwise. In the event that any controversy arises between one or more of the parties hereto or any other party with respect to this Agreement and/or the Escrow Fund, the Escrow Agent shall not be required to determine the proper resolution of such controversy or the proper disposition of the Escrow Fund.  In such event, and without the consent or approval of any other party, (i) the Escrow Agent shall have the absolute right, in its sole discretion, to deposit; and (ii) the Company shall have the absolute right, in its sole discretion, to require the Escrow Agent to deposit, the cash remaining in the Escrow Fund with the clerk of a court of competent jurisdiction specified in Section 6 hereof, file a suit in interpleader in that court and obtain an order from that court requiring all parties involved to resolve their respective claims to the Escrow Fund pursuant to Section 6. Upon the deposit by the Escrow Agent of the Escrow Fund with the clerk of that court in accordance with this provision, the Escrow Agent shall be relieved of all further obligations, and the Company shall have no obligation to restore the Escrow Balance under Section 2.

6.11 The Company shall indemnify and hold the Escrow Agent harmless from and against all liabilities, causes of action, claims, demands, judgments, damages, reasonable costs and expenses that may arise out of or in connection with the Escrow Agent’s good faith acceptance of and performance of its duties and obligations under this Agreement, except to the extent related to acts or omissions of the Escrow Agent in bad faith constituting fraud, gross negligence or willful misconduct or otherwise in breach of this Agreement. The provisions of this Section 6.11 shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

7. Dispute Resolution/Governing Law.

7.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

7.2 Subject to Section 5.3(c), the parties hereto intend that all disputes between the parties arising out of or related to this Agreement shall be settled by the parties amicably through good-faith discussions upon the written request of any party.

7.3 In the event that any such dispute cannot be resolved thereby within a period of twenty (20) days after such notice has been given, such dispute shall be resolved by binding arbitration, which shall take place in the County of New York, New York, administered by and in accordance with the then-existing International Arbitration Rules of the International Centre for Dispute Resolution.

7.4 An award rendered in connection with an arbitration pursuant to this Section 7 shall be final and binding upon the parties, and the parties agree and consent that the arbitral award shall be conclusive proof of the validity of the determinations of the arbitrations set forth in the award, and judgment upon any award rendered by the arbitrators may be entered by any state or federal court having jurisdiction thereof.

7.5 This Section 7 is subject to the terms of Section 10 hereof.

8. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by fax (with immediate confirmation) or internationally recognized overnight courier service, as follows:

If to the Company, to:

Monopar Therapeutics LLC

598 Rockefeller Road

Lake Forest, IL USA 60045

Contact: Chief Executive Officer

If to the Charity or CRT, to:

Angel Building

407 St. John Street

London EC1V 4AD

United Kingdom

Contact: Chief Executive Officer and Director of Centre for Drug Development

Fax: +44 (0) 20 3014 8633

If to the Escrow Agent, to:

[]

[]

[]

Attn:

Fax:

9. Interpretation and Construction of Agreement.

9.1 Unless the context shall otherwise require, any pronoun herein shall include the corresponding masculine, feminine, and neuter forms, and words using the singular or plural number shall also include the plural or singular number, respectively. The words “include,” “includes” and “including” herein shall be deemed to be followed by the phrase “without limitation” and the word “or” shall include the meaning “either or both.” All references herein to sections, exhibits, and schedules shall be deemed to be references to sections of, and exhibits and schedules to, this Agreement unless the context shall otherwise require. The headings of the sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless the context shall otherwise require, any reference herein to any agreement, other instrument, statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision).

9.2 The Company, CRT, and the Charity acknowledge that each has participated in the drafting of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

9.3 Any reference herein to a “day” or a number of “days” (without the explicit qualification of “business”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day.

10. Specific Performance. Each party agrees that irreparable harm, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult, would occur in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Each party accordingly agrees that the other parties shall be entitled to specifically enforce this Agreement and to obtain an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, in each instance without being required to post bond or other security and in addition to, and without having to prove the adequacy of, other remedies at law.

11. Counterpart Signatures, Electronic Communication Delivery. This Agreement may be executed in one or more counterparts and delivered by electronic communication, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

12. Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and (b) supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

13. Amendment; Waiver; Requirement of Writing. This Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Company, CRT, the Charity, and the Escrow Agent. Any term or condition of this Agreement may be waived at any time by the party hereto entitled to the benefit thereof, and any such term or condition may be modified at any time by an agreement in writing executed by each of the parties hereto entitled to the benefit thereof. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

14. Expenses. Each of the parties hereto shall bear, without right of reimbursement from any other party, all the costs incurred by it incident to the preparation, execution, and delivery of this Agreement or the performance of its obligations hereunder, whether or not the transactions contemplated by this Agreement shall be consummated.

15. No Third-Party Beneficiaries. Nothing in this Agreement will be construed as giving any person, other than the parties, their successors and permitted assigns, any right, remedy, or claim under or in respect of this Agreement or any provision hereof; it being acknowledged that (i) this Section 15 is without prejudice to the rights of the Charity Indemnitees under the CTOA; (ii) the Charity and CRT may make Claims under this Agreement on behalf of the Charity Indemnitees in respect of Claims made by the Charity Indemnitees under the CTOA; and (iii) the Escrow Agent may make payments to the Charity and/or CRT on behalf of such Charity Indemnitees in respect of such Claims, but only after the Escrow Agent has received written confirmation from such Charity Indemnitees of the authority of the Charity and/or CRT to receive such payments on behalf of such Charity Indemnitees..

16. Disclaimer of Agency. Except for any provisions herein expressly authorizing one party to act for another, this Agreement shall not constitute any party as a legal representative or agent of any other party, nor shall a party have the right or authority to assume, create, or incur any liability of any kind, expressed or implied, against or in the name or on behalf of any other party or any of such other party’s affiliates.

17. Relationship of the Parties. Nothing contained in this Agreement is intended to, or shall be deemed to, create a partnership or joint venture relationship among the parties hereto or any of their affiliates for any purpose, including tax purposes.

18. Assignment. This Agreement and the rights and obligations of each party hereunder or thereunder shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. None of the Company, CRT or the Charity shall assign this Agreement without the prior written consent of each other, which consent may not be unreasonably conditioned, delayed, or withheld. Assignment by Escrow Agent shall be governed by Section 6 hereof.

19. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect, and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

20. Several Liability. The obligations and liabilities of each party under this Agreement are several, not joint.

[Signatures on following page]

IN WITNESS whereof this Agreement has been executed by duly authorised officers of the parties on the day first above written.

Signed by:
_____________________________________

Name:
_____________________________________

Title:
_____________________________________

For and on behalf of

CANCER RESEARCH TECHNOLOGY LIMITED

Signed by:
_____________________________________

Name:
_____________________________________

Title:
_____________________________________

For and on behalf of

CANCER RESEARCH UK

Signed by:
_____________________________________

Name:
_____________________________________

Title:
_____________________________________

For and on behalf of

MONOPAR THERAPEUTICS LLC

Signed by:
_____________________________________

Name:
_____________________________________

Title:
_____________________________________

For and on behalf of

[ESCROW AGENT]

Signature Page to Escrow Agreement

Exhibit A

Clinical Trial and Option Agreement

Schedule 13

Technical Agreement (Standard Form)

TECHNICAL AGREEMENT

between

Cancer Research UK

and

MONOPAR THERAPEUTICS LLC

The Cancer Research UK Centre for Drug Development is the Sponsor of clinical trials where the investigational medicinal product (IMP, including the master cell bank and bulk drug substance where applicable) is manufactured, and/or analysed, and/or labelled, and/or stored, and/or shipped by Cancer Research UK The Sponsor has obligations with respect to all aspects of the management of the IMP in the clinical trial.This document is a technical agreement that meets the requirements of European Good Manufacturing Practice (GMP) legislation 2003/94/EC. This document should also be interpreted with respect to the European Clinical Trials legislation 2001/20/EC and Eudralex Volume 4, Annex 13, paragraph 36 and 37 regarding reference and retention samples.

The technical agreement takes the form of a detailed check list of all the activities associated with manufacturing, packaging, storage and distribution of the huATN-658 master cell bank  It defines the individual responsibilities of Monopar Therapeutics and of Cancer Research UK and in particular defines who is responsible for the GMP aspects of the activities listed. Responsibility for each activity is assigned to either party in the appropriate tick box. If any element of the check list does not apply, it should be clearly crossed through not left blank. More detail may be added as necessary to clarify particular points to ensure that only one party is responsible for each point.

Technical Agreement Signatures

Contract Giver
Company Name	Cancer Research UK Biotherapeutics Development Unit
Address	Clare Hall

Potters Bar
Hertfordshire
EN6 3LD
Position	Qualified Person
Name	Dr Robert Scott
Authorised signatory
Date

Company Name	Cancer Research UK Centre of Drug Development (Contract Giver)
Address	Angel Building
407 St John Street
London EC1V 4AD

Position	Drug Supply Manager
Name	Dr Nigel Westwood
Authorised signatory
Date

CONTRACT ACCEPTOR
Company Name	MONOPAR THERAPEUTICS LLC
Address	598 Rockefeller Road
Lake Forest, Illinois
U.S.A., 60045

Position
Name
Authorised signatory
Date

Authorised signatory
Date

Purpose
This Technical Agreement assigns the responsibilities of Monopar Therapeutics and Cancer Research UK with respect to the huATN-658 master cell bankNote: Monopar Therapeutics has outsourced the manufacture and storage of the master cell bank. Therefore, some aspects of these activities may be delegated by Monopar Therapeutics to third parties. However, Monopar Therapeutics remains responsible for oversight of those functions as outlined in the Technical Agreement.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

Definitions and Acronyms
BDU	Biotherapeutics Development Unit
CA	Contract Acceptor
CG	Contract Giver
GMP	Good Manufacturing Practice
EU	European Union
EU GMP	European Union current Good Manufacturing Practice as defined in directive 2003/94/EC
IMP	Investigational Medicinal Product = drug product (unless otherwise stated IMP means manufactured to EU cGMP or its equivalent)
MCB	[***]
QP	Qualified Person
Retention	A sample of a packaged unit from a batch of finished
sample	product for each packaging run/trial period. It is stored for identification purposes
Reference	A sample of a batch in its primary packaging or finished
sample	product container which is stored for the purpose of being analysed should the need arise

Strikethrough text where responsibility is not applicable to either party
1.00	RESPONSIBILITIESMaster Cell Bank (MCB)	Monopar (CA)	Cancer Research UK (CG)
1.01	Supply to the CG copies of audit reports plus associated corrective/preventative actions and close out documentation for the CA's GMP contract manufacturer used to manufacture and store the MCB	X
1.02	Supply to the CG a statement from QA confirming what GMP standard the MCB was produced in compliance with including reference to EU GMP if appropriate	X
1.03	Supply to the CG a Certificates of Analysis for the MCB approved, signed and dated by QA	X
1.04
CA confirms that ≥200 of sealed vials have been stored at -140°C (LN) that form the QA approved MCB CG provides documentation to confirm that the vials have been stored in an area dedicated to GMP appropriately documented and secure and completely separate from any non tested cell banks
X
1.05	Supply copies of completed QA reviewed batch manufacturing records used in the manufacture of the MCB	X
1.06	Supply copies to the CG of all deviations recorded during the manufacture and storage of the MCB and any associated corrective/preventative actions taken and documentation closing out the deviation	X
1.07	Supply copies to CG of storage records for the MCB demonstrating that the MCB has been stored correctly at all times since it was frozen	X

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

1.08	Supply copies to the CG of all out of specifications reported either during the manufacture, testing or storage of the MCB and related corrective/preventative and/or close out documentation	X
1.09	Supply to the CG a material Safety Data Sheet (if applicable) to the CG including biological safety classification of the [***]	X
1.10	Shipment of packaged, MCB to sponsor's licenced facility as notified by the CG with temperature monitoring of the MCB using a suitably qualified shipper	X
1.11	Supply to the CG data to confirm that the MCB is both mycoplasma free and sterile when tested using validated pharmacopoieal methods	X
1.12	Supply to the CG data on the stability and recovery of the MCB. Trended stability data generated from the MCB shall be supplied to the CG if available	X
1.13	Confirm receipt of the MCB on delivery to the CG and notify the CA immediately of any breakages, packaging issues, temperature alarms or documentation discrepancies		X
1.14
CG confirms that ≥100 of sealed vials received will be stored at -140°C (LN) which form the QA approved CA supplied MCB CG will store the vials in an area dedicated to GMP, which is appropriately documented and secure and completely separate from any non tested cell banks
X
1.15	CA will notify the CG of any Competent Authority inspection findings directly related to the MCB when stored at the CA's contractor	X

Distribution List
Cancer Research UK Formulation Unit
Name/Title/Duties
Dr Robert Scott - QA/QC Manager Cancer Research UK Biotherapeutics Development Unit, Responsible for quality assurance at the BDU and quality control of biologicals QP certification and release of IMP
Dr Heike Lentfer - Head of BDU. Responsible for delivering the development and manufacture of biological IMPs
Dr Nigel Westwood - Drug Supply ManagerAccountable for ensuring API and IMP are available for the clinical trials Sponsored by Cancer Research UK

Monopar Therapeutics
Name/Title/Duties
Please add names here